TO BE ISSUED BY MEANS OF A PUBLIC INSTRUMENT AND REGISTERED

IN THE PUBLIC REGISTRY OF PROPERTY

IRREVOCABLE TRANSFER OF TITLE AND GUARANTY TRUST AGREEMENT

THIS IRREVOCABLE TRANSFER OF TITLE AND GUARANTY TRUST AGREEMENT NUMBER 1297, IS ENTERED INTO ON THIS 25th DAY OF JULY, 2012 (HEREINAFTER THE “AGREEMENT” OR THE “TRUST”), BY AND AMONG, NEXUS MAGNETICOS DE MEXICO, S. DE R.L. DE C.V., IN ITS CAPACITY AS TRUSTOR AND SECONDARY TRUST BENEFICIARY (HEREINAFTER REFERRED TO INDISTINCTIVELY AS “TRUSTOR A” OR “SECONDARY BENEFICIARY A”, AS REQUIRED BY THE CONTEXT), REPRESENTED HEREIN BY FRANCISCO JOSE PEÑA VALDES, JEFFERSON ELECTRIC, INC. IN ITS CAPACITY AS TRUSTOR AND SECONDARY TRUST BENEFICIARY (HEREINAFTER REFERRED TO INDISTINCTIVELY AS “TRUSTOR B” OR “SECONDARY BENEFICIARY B”, AS REQUIRED BY THE CONTEXT” AND JOINLTY WITH TRUSTOR A, SHALL BE REFERRED TO AS THE “TRUSTOR”, AS REQUIRED BY THE CONTEXT), REPRESENTED HEREIN BY FRANCISCO JOSE PEÑA VALDES, GE CF MÉXICO, S.A. DE C.V., IN ITS CAPACITY AS PRIMARY BENEFICIARY (HEREINAFTER, THE “PRIMARY BENEFICIARY”), REPRESENTED HEREIN BY PEDRO JOSÉ ISLA TREVIÑO; AND BANCO INVEX, S.A., MULTIPLE BANKING INSTITUTION,INVEX FINANCIAL GROUP, TRUSTEE, IN ITS CAPACITY AS TRUSTEE (HEREINAFTER THE “TRUSTEE”), REPRESENTED HEREIN BY ITS FIDUCIARY DELEGATE, MR. NABOR MEDINA GARZA, IN ACCORDANCE WITH THE FOLLOWING RECITALS, REPRESENTATIONS AND WARRANTIES AND ARTICLES.

RECITALS

I. On the same date hereof, but prior to the execution of this Agreement, Trustor, as pledge guarantor, executed with Johnson Bank, in its capacity as pledge creditor an agreement to terminate a stock pledge agreement without transfer of possession, dated December 8, 2009, by means of which such was terminated and the security in first place on the Trust Assets (as defined herein below) was released, such document which is pending registration in the Public Registry of Property and Commerce in Reynosa, Tamaulipas, being that is was recently executed.

II. On July 25, 2012, Trustor A, in its capacity as borrower, and the Primary Beneficiary, in its capacity as lender, entered into a term loan agreement, (hereinafter the “Loan Agreement”), by means of which the Primary Beneficiary, subject to the terms and conditions established in said Loan Agreement, agreed to issue a term loan to Trustor A in a principal amount up to $1,652,805.00 (One Million Six Hundred Fifty-two Thousand Eight Hundred Five and 00/100 Dollars) (the “Loan”), in accordance with the terms and conditions of the Loan Agreement. A copy of the Loan Agreement is attached hereto as Exhibit “A”; and

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III. The Loan Agreement has been or shall be documented by means of a promissory note signed by Trustor A in favor of the Primary Beneficiary, (the “Note”).

REPRESENTATIONS AND WARRANTIES

I.	Trustor A and Secondary Beneficiary A represent and warrant the following, by means of their legal representative:

(a) That it is a company legally established and validly existing in accordance with the laws of Mexico and it is authorized to execute this Agreement, as evidenced by public instrument number 4,104, dated October 15, 2004, issued before Alfonso Salinas Flores, Notary Public number 135 of Reynosa, the first testimony of which was registered in the Public Registry of Commerce in Reynosa, under Number 853 Volume 2-018, Book First, on October 21, 2004;

(b) The execution, signature and performance of this Agreement and the contribution of Trust Assets A to this Trust do not violate (i) any provision in the bylaws or other formation documents of Trustor A; (ii) any agreement, contract, license, resolution, or order in which Trustor A is a party or to which Trustor A or any of its assets or property are subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority, whether judicial or administrative;

(c) Its representatives possess sufficient authority to execute this Agreement, the same which as of the date hereof has not been revoked, modified or limited in any manner whatsoever;

(d) It does not require any authorization or approval in order to execute this Agreement or to transfer Trust Assets A in favor of Trustee and for the benefit of the Primary Beneficiary, nor to perform or undertake the obligations assumed by the same pursuant to the terms of this Agreement and applicable law;

(e) That it is the sole and legitimate owner of Trust Assets A, the same which are described in Exhibit “B-1” and described in detail in the appraisal attached hereto as Exhibit “B-3” of this Agreement (hereinafter and jointly with Trust Assets B contributed by Trustor B, they shall be referred to as the “Trust Assets”), the same which are free of Encumbrances, options or any other limitations on ownership or preferential rights of any nature, in accordance with the laws of the United Mexican States (hereinafter, “Mexico”), for which it possesses all authorizations, permits and licenses issued by the competent authorities;

(f) Trust Assets A are insured with financially solid insurance companies of internationally recognized prestige, with coverage against loss and damages of the type which are generally insured by companies which are in the same line of business as Trustor A or in a similar line of business, said insurance being in an amount not less than those amounts that such other companies are accustomed to obtaining under the same circumstances. Trustor A has paid all of the insurance premiums which have become due and payable with respect to such coverage, and such premiums and coverage are currently in effect;

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(g) as of the date hereof, there is no pending and, to the best of its knowledge, threatened action, lawsuit, claim, requirement or proceeding before any court, governmental agency, or arbitrator that affects or could affect the legality, validity or enforceability of this Agreement, or the legitimate ownership by Trustor A of Trust Assets A; and

(h) it acknowledges and agrees that the validity and enforceability (i) of the transfer of Trust Assets A to the Trust Estate, as security for the Loan pursuant to the terms of this Agreement; and (ii) this Agreement, including without limitation, the procedure for the extrajudicial sale and distribution of the Trust Estate as set forth in Article Twelfth hereof, constitute an essential inducement for the Primary Beneficiary and Trustor A to enter into the Loan Agreement and provide the corresponding funds to Trustor A.

II.	Trustor B and Secondary Beneficiary B represent and warrant the following, by means of their legal representative:

(a) That it is a company legally established and validly existing in accordance with the laws of the State of Delaware, United States of America and it is authorized to execute this Agreement, as evidenced by a copy of the articles of incorporation of Jefferson Electric, Inc. dated April 30, 2010;

(b) The execution, signature and performance of this Agreement and the contribution of Trust Assets B to this Trust do not violate (i) any provision in the bylaws or other formation documents of Trustor B; (ii) any agreement, contract, license, resolution, or order in which Trustor B is a party or to which Trustor B or any of its assets or property are subject, or (iii) any law, regulation, circular, order or decree of any Governmental Authority, whether judicial or administrative;

(c) Its representatives possess sufficient authority to execute this Agreement, the same which as of the date hereof has not been revoked, modified or limited in any manner whatsoever;

(d) It does not require any authorization or approval in order to execute this Agreement or to transfer Trust Assets B in favor of Trustee and for the benefit of the Primary Beneficiary, nor to perform or undertake the obligations assumed by the same pursuant to the terms of this Agreement and applicable law;

(e) That it is the sole and legitimate owner of Trust Assets B, the same which are described in Exhibit “B-2” and described in detail in the appraisal attached hereto as Exhibit “B-3” of this Agreement, the same which are free of Encumbrances, options or any other limitations on ownership or preferential rights of any nature, in accordance with the laws of Mexico, for which it possesses all authorizations, permits and licenses issued by the competent authorities;

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(f) Trust Assets B are insured with financially solid insurance companies of internationally recognized prestige, with coverage against loss and damages of the type which are generally insured by companies which are in the same line of business as Trustor B or in a similar line of business, said insurance being in an amount not less than those amounts that such other companies are accustomed to obtaining under the same circumstances. Trustor B has paid all of the insurance premiums which have become due and payable with respect to such coverage, and such premiums and coverage are currently in effect;

(g) as of the date hereof, there is no pending and, to the best of its knowledge, threatened action, lawsuit, claim, requirement or proceeding before any court, governmental agency, or arbitrator that affects or could affect the legality, validity or enforceability of this Agreement, or the legitimate ownership by Trustor B of the Trust Assets B;

(h) it acknowledges and agrees that the validity and enforceability (i) of the transfer of Trust Assets B to the Trust Estate, as security for the Loan pursuant to the terms of this Agreement; and (ii) this Agreement, including without limitation, the procedure for the extrajudicial sale and distribution of the Trust Estate as set forth in Article Twelfth hereof, constitute an essential inducement for the Primary Beneficiary and Trustor B to enter into the Loan Agreement and provide the corresponding funds to Trustor B; and

(i) Trustor B has complied with all of the applicable legal provisions and with all procedures in order to perform the importation of Trust Assets B into the United Mexican States.

III. The Primary Beneficiary represents and warrants the following, by means of its legal representative:

(a) That it is a company legally established and validly existing in accordance with the laws of Mexico and it is authorized to execute this Agreement, as evidenced by public instrument number 157,217, dated March 3, 1993, issued before José María Morera González, Notary Public number 102 of the Federal District, the first testimony of which was registered in the Public Registry of Commerce of the Federal District, under mercantile folio 174572;

(b) Its representative possesses sufficient authority to execute this Agreement, the same which as of the date hereof has not been revoked, modified or limited in any manner whatsoever;

(c) In accordance with the foregoing recitals, it agrees to enter into this agreement and perform the obligations contained in this Agreement.

III. Trustee represents and warrants the following, by means of its fiduciary delegate:

(a) That it is a corporation legally established and validly existing in accordance with the laws of Mexico and it is authorized by the Treasury and Public Credit Department to operate as a multiple banking institution and to provide the services mentioned in section XV fifteenth of article 46 forty-six of the Law of Credit Institutions, as evidenced by public instrument number 157,391 one hundred fifty-seven thousand three hundred ninety-one, dated February 23, 1994, issued before Fausto Rico Álvarez, Notary Public number 6, the first testimony of which was registered in the Public Registry of Commerce of the Federal District on May 18, 1994, under mercantile folio 187,201 one hundred eighty-seven thousand two hundred one;

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(b) It desires to enter into this Agreement and to accept its designation as Trustee, and to carry out any and all actions that are necessary or convenient in order to satisfy and fulfill the Purposes of the Trust, as well as to comply with its obligations as provided for in this Agreement;

(c) it does not require any authorization or approval in order to execute this Agreement, or to perform and comply with its obligations herein, which are legal, valid and enforceable against the Trustee in accordance with the terms of this Agreement;

(d) its Fiduciary Delegate possesses sufficient power and authority, as well as the necessary corporate authority to execute this Agreement on its behalf and that such powers, authority and corporate authorizations have not been revoked, modified or limited in any manner as evidenced in public instrument 17,849 seventeen thousand eight hundred forty-nine, dated February 18, 2009, issued before Fernando Dávila Rebollar, Notary Public number 235 two hundred thirty-five of Mexico City, Federal District, the first testimony of which was registered in the Public Registry of Property and Commerce of the Federal District, on March 12, 2009, under mercantile folio number 187,201 one hundred eighty-seven thousand two hundred one.

(e) That for the purposes established in item 5.5 of the provisions issued by (Banco de México) by means of circular 1/2005, on the subject matter of trusts, Trustee makes the other parties to this Agreement aware of the text of the following articles which establish prohibitions on the fiduciary institution in the execution of trusts:

FROM THE GENERAL LAW OF INSTRUMENTS AND CREDIT OPERATIONS:

Article 382. ..“…A trust established in favor of the TRUSTEE is null, except as provided for in the following paragraph, and other applicable legal provisions.

The fiduciary institution may be a trustee in Trusts in which the purpose is to serve as an instrument for the payment of unsatisfied obligations, in the event of loans issued by such institution for the performance of business activities. For the purposes thereof, the parties must establish the terms and conditions to resolve potential conflicts of interest…”

Article 394. Prohibited matters:

I. Secret Trusts;

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II. Those in which the benefit is granted successively to different persons which must be substituted by the death of the prior one, except in the case in which the substitution is made in favor of persons that are alive or already conceived, upon the death of the Trustors; and

III. Those in which the duration is more than fifty (50) years, when a legal entity that is not an entity under public law or a charitable institution, is named as a beneficiary. Nonetheless, a Trust with a duration of more than 50 years can be established when the purpose of the Trust is the maintenance of a non-profit scientific or artistic museum…”.

FROM THE LAW OF CREDIT INSTITUTIONS:

“ARTICLE 106. Credit institutions shall be prohibited from:

XIX.- In the undertaking of operations that are referred to in subsection XV of article 46 of this Law:

a) Repealed

b) Being liable to the Trustor, grantors, and principals for the breach of payment obligations for the loans issued, or the grantors, for the values that are acquired, unless it is their fault, according to that set forth in the final part of Article 391 of the General Law of Instruments and Credit Operations, or guarantee the return of funds that are entrusted to them. If at the end of the trust, mandate or commission established for the granting of loans, such have not been liquidated by the debtors, the institution shall transfer them to the trustee or trustor, as the case may be, or to the principal, abstaining from covering their payment. In the trust, mandate, or commission agreements, there will be inserted in a conspicuous manner that set forth in this subsection together with a statement from the fiduciary to the effect that its content was unequivocally provided to the persons who have received property or rights with respect to the trust;

c) Acting as trustees, principals or commission agents in trusts, agencies or commissions, respectively, that directly or indirectly, receive public funds by means of any act that causes either a direct or an indirect liability, with the exception of those trusts established by the Federal Government through the Treasury and Public Credit Department, and trusts in which securities that are registered in the National Securities Registry pursuant to that set forth in the Securities Market Law are registered;

d) Carry out trusts, agencies or commissions referenced in the second paragraph of article 88 of the Investment Association Law;

e) Acting in trusts, agencies or commissions by means of which limitations and prohibitions contained in financial laws are evaded;

f) Utilizing funds or securities from the trusts, agencies or commissions dedicated for the issuance of loans, in which the trustee has discretionary authority, in the granting of such to undertake operations by virtue of which result or could result in the following becoming debtors: their fiduciary delegates, the members of the board of directors or advisory board, as the case may be, owners and alternates, whether they are in office or not; the institution’s employees and officers, owners who are inspectors or alternate inspectors, whether in office or not; the external auditors of the institution, the members of the respective technical trust committee, relatives of the first degree or spouses of the aforementioned persons, the meetings of companies in which said persons constitute a majority or the same institutions, as well as those persons which the Bank of Mexico determines by means of dispositions of a general nature;

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g) Managing rustic properties, unless they have received management for the distribution of the assets among heirs, beneficiaries, associates or creditors, or to pay any obligation or to guarantee its compliance with the value of said property or its products, and in these cases without the term of the management exceeding two years, except in the event of a production trust or a guaranty trust;

h) Enter into trusts which manage amounts of money which are periodically contributed by groups of consumers integrated by means of commercialization systems, earmarked for the acquisition of certain properties or services, as those listed in the Federal Consumer Protection Law.

Any agreement contrary to that set forth in the preceding subsections shall be null.”

FROM THE 1/2005 CIRCULAR FROM BANK OF MEXICO (BANCO DE MÉXICO)

“...6.1 In the execution of Trusts, Fiduciary Institutions are prohibited from doing the following:

a) Charging the Trust Estate prices which are different from those agreed upon when the transaction in question was agreed upon;

b) Guaranteeing the returns or prices of the funds whose investment is entrusted to it, and

c) Undertaking transactions that are contrary to its internal policies and prudent financial practices.

6.2 Fiduciary Institutions cannot execute transactions with securities, credit instruments or any other financial instruments that do not comply with the specifications agreed upon in the corresponding Trust Agreement.

6.3 Fiduciary Institutions cannot undertake Trusts that are of a type which they are not authorized to execute in accordance with the laws and provisions that regulate the same. 6.4 In no event may any Fiduciary Institution charge against the Trust Assets entrusted to them for payment of any sanction that is imposed on them by any authority.

6.5 In Guaranty Trusts, Financial Institutions and SOFOLES (Special Purpose Non-Bank Financial Institutions) shall only receive goods or rights for purposes of guarantying the obligations involved.

6.6 Fiduciary Institutions must follow that set forth in article 106 of subsection XIX of Credit Institutions Law, 103 section IX of the Security Markets Law, 62 section VI of the General Law of Mutual Insurance Institutions and Associations, 60 section VI Bis of the Federal Financial Institution Law, and 16 of the Organizational Law of Rural Finance, as the case may be for each institution...”.

NOW, THEREFORE, based on the Recitals, Representations and Warranties contained herein, which constitute inducement for the Primary Beneficiary to execute this Agreement, the Parties hereto agree as follows:

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ARTICLES

FIRST.- DEFINED TERMS.

As used in this Agreement, the following terms when capitalized shall have the following meanings:

“Affiliate” means, with respect to any Party, any other person which directly or indirectly controls or is controlled by or is under common control with said Party. For purposes of this Agreement, control means the authority to determine the administration and the policies of said Party, directly or indirectly, whether by means of controlling voting stock, of having the authority to designate most of the members of the board of management by contract or any other manner.

“Distribution Notice”, shall have the meaning indicated in subsection (b) of Article Eleventh of this Agreement.

“Trustee’s Notice”, shall have the meaning indicated in subsection (e) of Clause Twelfth of this Agreement.

“Designated Assets”, shall have the meaning indicated in subsection (f) of Clause Twelfth of this Agreement.

“Trust Assets”, means Trust Assets A and Trust Assets B, jointly, which Trustor contributes to this Trust on the date of execution of this Agreement in order to secure the Loan.

“Trust Assets A”, means the machinery that Trustor A and Secondary Beneficiary A contribute to this Trust on the date of execution of this Agreement in order to secure the Loan.

“Trust Assets B”, means the machinery that Trustor B and Secondary Beneficiary B contribute to this Trust on the date of execution of this Agreement in order to secure the Loan.

“Event of Default”, shall have the meaning assigned to such term in the Loan Agreement; with the understanding that the term “Event of Default” shall also include, without limitation, breach by Trustor with respect to its obligations pursuant to this Agreement.

“Loan Agreement”, shall have the meaning indicated in Recital II of this Agreement.

“Loan”, shall have the meaning indicated in Recital II of this Agreement.

“Deposit”, shall have the meaning indicated in subsection (f)(iii) of Clause Twelfth of this Agreement.

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“Funding Distribution”, means the funding of the Loan made by Trustor A, in its capacity as borrower, pursuant to the terms of the Loan Agreement.

"Business Day", means any day of the year, except Saturdays and Sundays, holidays or any other day that the commercial banks located in New York City, New York, United States of America, or Mexico City, Federal District, Mexico are authorized or required by law to close.

“Dollars” o “USD $”, means Dollars, legal currency of the United States of America.

“Loan Documents” means collectively the loan agreement, the Promissory Notes, this Agreement, as well as any other exhibit, contract, agreement, document or instrument relating to the same (as may be modified, amended or restated at any time in accordance with the terms of the same).

“Date of Notice”, shall have the meaning indicated in subsection (b) of Article Twelfth of this Agreement.

“Primary Beneficiary”, means GE CF México, S.A. de C.V. or any of its successors or permitted assigns.

“Trustor A or Secondary Beneficiary A”, means Nexus Magnéticos de México, S. de R.L. de C.V. or any of its successors or permitted assigns.

“Trustor B or Secondary Beneficiary B”, means Jefferson Electric, Inc. or any of its successors or permitted assigns.

“Trustor” or “Secondary Beneficiary”, means Nexus Magnéticos de México, S. de R.L. de C.V. or any of its successors or permitted assigns, and Jefferson Electric, Inc. or any of its successors or permitted assigns, jointly.

“Trustee”, means Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Fiduciario or any of its successors or permitted assigns.

“Purposes of the Trust”, shall have the meaning indicated in Article Fourth of this Agreement.

“Guaranty Trust”, shall have the meaning indicated in Article Sixth of this Agreement.

“Encumbrance”, means any mortgage, encumbrance, pledge, charge or any other guaranty or any agreement regarding preference over a property or asset which has the practical effect of creating a security interest or encumbrance on said property or asset.

“Taxes on the Trust Estate”, shall have the meaning indicated in subsection (c) of Article Eighth of this Agreement.

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“Continuation Notice”, shall have the meaning indicated in subsection (d) of Clause Twelfth of this Agreement.

“Suspension Notice”, shall have the meaning indicated in subsection (d) of Clause Twelfth of this Agreement.

“Law”, means the General Law of Instruments and Credit Operations.

“Highest Bidder”, shall have the meaning indicated in subsection (f)(iii) of Clause Twelfth of this Agreement.

“Notice of Compliance”, shall have the meaning indicated in subsection (e) of Clause Twelfth of this Agreement.

“Notice of Termination”, shall have the meaning indicated in Article Fifth of this Agreement.

“Secured Obligations”, means, jointly or separately, as the context may require, (i) any and all obligations, whether payment obligations or those of any other nature, to be performed by Trustor, arising from or related to the Loan Documents; and (ii) any and all obligations of any nature to be performed by Trustor, arising from or related to this Agreement.

“Note”, shall have the meaning indicated in Recital III of this Agreement.

“Parties”, means Trustor A, Trustor B, Primary Beneficiary, and the Trustee, collectively.

“Trust Estate”, means the collective reference to the Trust Assets, whether present or future, that Trustor transfers to Trustee pursuant to the terms of this Agreement, as well as any other property of any nature transferred or which shall be transferred in the future in accordance with this Agreement.

“Pesos” or “$”, means the legal currency in the United Mexican States.

“Definite Term”, shall have the meaning indicated in subsection (e) of Clause Twelfth of this Agreement.

SECOND.- ESTABLISHMENT OF THE TRUST; PERFECTION AND TRUSTEE APPOINTMENT; REVERSION.

(a) Establishment of Trust. In order to secure the timely and total performance, payment, and satisfaction of any and all of the Secured Obligations, the Trustor hereby irrevocably transfers in trust, the Trust Assets, in favor of Trustee, for the Purposes of the Trust, with everything that corresponds to the Trust Assets by law or in fact, free and clear of any Encumbrances or reservation of ownership limitations of any kind.

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Pursuant to the foregoing, Trustor A herein delivers to Trustee, the original invoices endorsed in favor or Trustee, which covers the Trust Assets A. Likewise, Trustor B herein delivers to Trustee, the original invoices endorsed in favor of Trustee, which covers the Trust Assets B.

(b) Trust Assets. The Parties expressly recognize that the transfer of the Trust Assets shall be fully effective before third parties by means of (1) the execution of this Agreement, (2) the delivery by Trustor A of the original invoices endorsed in favor of Trustee which covers the Trust Assets A and the delivery by Trustor B of the original invoices endorsed in favor of Trustee which covers the Trust Assets B, and 3) the virtual or judicial delivery of the Trust Assets to Trustee;

Notwithstanding the foregoing, Trustor agrees with the Primary Beneficiary and Trustee to record this Agreement in the Sole Registry of Personal Property Security Interests within ninety (90) calendar days following the date of execution of this Agreement. For purposes of the foregoing, Trustor may instruct a notary public of its selection in Mexico, to conduct the recordation in the aforementioned Registry. In either case, Trustor is obligated to cover the necessary costs for the recordation.

Therefore, the Primary Beneficiary and Trustor herein acknowledge and agree that Trustee does not have any obligation whatsoever to register this Trust in the corresponding Sole Registry of Personal Property Security Interests. Such obligation is solely that of Trustor. By means of the execution of this document, Trustor releases Trustee from any liability, whether present or future, which may arise from this obligation.

(c) Acceptance of Designation of Trustee. Trustee herein (1) accepts its designation as trustee of this Agreement and agrees to faithfully perform the Purposes of the Trust and all of its obligations pursuant to this Agreement and applicable legislation (2) recognizes and accepts ownership of the Trust Estate for the benefit of Primary Beneficiary and for the benefit of Secondary Beneficiary A and Secondary Beneficiary B, and it agrees to maintain such ownership for the Purposes of the Trust. Trustee is authorized by means hereof to take any and all actions which are necessary for the Purposes of the Trust, in accordance with this Agreement, and agrees that it will not take or fail to take actions that may hinder the Purposes of the Trust.

This Agreement is registered before Trustee, under number 1,297 (one thousand two hundred ninety-seven) for corresponding administrative and accounting purposes. It is stipulated that all instructions directed to Trustee shall contain such reference number.

(d) Reversion. On the other hand, Trustor declares that it does not reserve the right to revoke this Trust, therefore the same may not be terminated in accordance with article 392, section VI, of the General Law of Instruments and Credit Operations. Notwithstanding the foregoing, subject to the terms and conditions stated herein below, Trustor shall have the right to require the title and ownership of the Trust Assets that it transferred to Trustee and contributed to the Trust Estate of this Trust, in such a way that said transfer shall not be considered a transfer for fiscal purposes, according to article 14 of the Federal Fiscal Code.

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THIRD.- PARTIES TO THE TRUST.

The following are the parties to this Agreement:

Primary Beneficiary:	GE CF MEXICO, S.A. DE C.V.

Trustor A and
Secondary Beneficiary A:	NEXUS MAGNETICOS DE MEXICO, S. DE R.L. DE C.V.

Trustor B and
Secondary Beneficiary B:	JEFFERSON ELECTRIC, INC.

Trustee:	BANCO INVEX, S.A., MULTIPLE BANKING INSTITUTION, INVEX FINANCIAL GROUP, TRUSTEE

THIRD BIS.- TRUST ESTATE. The Trust Estate consists of the following:

1)	The Trust Assets.

2)	All of the property and rights that may be contributed in the future by a Trustor or any third party, to the Trust Estate for the purposes of the same, under any legal circumstance.

3)	The resources obtained which arise out of the investment of the liquid assets which exist or which may exist in the Trust Estate, with the understanding that said liquid assets shall be invested in any of the financial entities belonging to INVEX Grupo Financiero, S.A. de C.V.

4)	The resources obtained in the event of a sale of the Trust Assets, according to the extrajudicial sale and distribution proceeding agreed upon in the Special Section of this Trust Agreement, in accordance with Article Twelfth herein below.

The Parties agree that the summary above constitutes the inventory of the Trust Estate, without prejudice to the other rights or assets which may be added to the Trust Estate.

FOURTH.- PURPOSES OF THE TRUST.

The purposes of this Agreement (the “Purposes of the Trust”) are to secure the due and timely payment, performance and satisfaction of any and all of the Secured Obligations in favor of the Primary Beneficiary; allow for Trustor A to have possession and use of the Trust Estate in accordance with the terms of Article Seventh of this Agreement, and once each and every one of the Secured Obligations have been paid, revert ownership and title in the Trust Estate in accordance with Article Fifth of this Agreement.

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For such purposes, Trustee:

(a) is and shall be the sole legal owner (único y legítimo propietario) of, and hold good and clear title to, the Trust Estate (as the same may be reduced or increased pursuant to the terms of this Agreement) free from all Encumbrances and without reservation or ownership limitations of any kind, throughout the term of this Agreement, and in any event, until the Primary Beneficiary shall have delivered a Notice of Termination to Trustee after the timely and due performance, payment and satisfaction of each and every one of the Secured Obligations;

(b) upon receipt of a Distribution Notice from the Primary Beneficiary, shall carry out the procedure for the extrajudicial sale and distribution of the Trust Estate provided for in Article Twelfth of this Agreement and in accordance with the prior written instructions of the Primary Beneficiary in accordance with the terms of Article Twelfth of this Agreement;

(c) upon its receipt of a Termination Notice, revert title to the Trust Estate to the Trustor, solely and exclusively in accordance with the written instructions given by the Primary Beneficiary in the Termination Notice, pursuant to the terms of Article Fifth of this Agreement;

(d) shall deliver to the Primary Beneficiary, any information or document received by the Trustee from the Trustor, within 2 (two) Business Days following receipt by the Trustee, unless a different delivery period is expressly provided for in this Agreement;

(e) shall grant to Trustor A, the possession of the Trust Assets (in the event that the procedure for the extrajudicial sale and transfer of the Trust Estate provided for in Article Twelfth of this Agreement is not exercised); with the understanding that Trustor A shall be considered a depository of title in favor of Trustee for the benefit of the Primary Beneficiary, from the moment that the procedure for the extrajudicial sale and transfer is initiated;

(f) shall generally, carry out any and all actions, comply and follow all instructions delivered by the Primary Beneficiary or Trustor, as the case may be, in accordance with the express provisions of this Agreement;

(g) shall receive from Trustor, as part of the Trust Estate, those other assets which shall replace the Trust Assets pursuant to articles 400 and 401 of the Law;

(h) shall open investment accounts or accounts of any other type, and shall enter into necessary contracts with Banco Invex, S.A., Multiple Banking Institution, Invex Financial Group or at any institution which is a part of Invex Grupo Financiero, S.A. de C.V. in the event that some of the Trust Estate consists of liquid assets; and

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(i) shall invest the amounts of money that exist in the Trust Estate, in any of the companies that are a part of Invex Grupo Financiero, S.A. de C.V. in accordance with the written instructions which it shall receive from the Primary Beneficiary, in debt instruments which are issued, secured or guaranteed by the Federal Government, or in bank debt securities, in both cases at maturity or repurchase, in shares representative of the corporate capital of investment companies, as well as in those high credit quality instruments of debt, in all cases, such investments shall be conducted for time periods necessary to ensure that an adequate level of liquidity is maintained in order to timely comply with resulting payments, transfers or expenses charged to the Trust Estate. In the event that the Trustee does not receive instructions from the Primary Beneficiary, the Trustee, without any liability, shall, at its discretion, invest the liquid assets in the aforementioned instruments.

For purposes of the investment referenced in the preceding paragraph, the Trustee submits itself, in all cases, to the legal or administrative provisions regulating investments of trust resources and covering the Trust Estate, the commissions and expenses which arise from it being contracted.

The purchase of securities or of investment instruments shall be subject to the disposition and liquidity of the same and to the market conditions existing at the time they are made. Likewise, the parties hereto expressly release Trustee from any liability arising from the purchase of securities or of investment instruments, as well as from losses that may affect the subject matter of the Trust as a consequence of the investments made by the Trustee, pursuant to the terms of this subsection.

FIFTH.- TERM OF THIS AGREEMENT.

This Agreement shall remain in full force and effect until: (a) the occurrence of an Event of Default, the Primary Beneficiary delivers to Trustee a Distribution Notice, as defined in Article Eleventh of this agreement, by means of which it requests that Trustee proceed with the procedure for the extrajudicial sale and distribution of the Trust Estate and the Trust Estate is distributed in its entirety in accordance with the distribution procedure in Article Twelfth of this Agreement; (b) the occurrence of any of the events set forth in article 392 of the Law (with the exception of section VI of such article 392) which is compatible with the nature of this Agreement; or (c) Primary Beneficiary delivers to Trustee a notice of termination ratified before a Mexican notary public (hereinafter the “Termination Notice”). The Termination Notice shall (i) be substantially in the form attached hereto as Exhibit “C”; and (ii) be delivered by Primary Beneficiary to Trustee (with copy to Trustor), ratified before a Mexican notary public within ten (10) Business Days following the date on which the Secured Obligations have been duly and timely paid, performed and satisfied. This Agreement shall terminate upon delivery of the Termination Notice by the Primary Beneficiary to the Trustee as contemplated in this Article and Trustee reverts ownership and title in the Trust Estate to the corresponding Trustor in accordance with the same.

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SIXTH.- ESTABLISHMENT OF GUARANTY TRUST.

The Trustor herein establishes a guaranty trust (hereinafter the “Guaranty Trust”) in favor of the Primary Beneficiary in order to guaranty the full and timely fulfillment of the Secured Obligations, by means of the affectation of the Trust Assets.

Once Trustor A, in its capacity as borrower, has paid the full amount of the Loan and its accessories, including without limitation, interest, commission, and expenses, in accordance with the Loan Agreement, the Guaranty Trust shall be extinguished and the Primary Beneficiary agrees to sign all documents which are necessary in order to document such release.

SEVENTH.- USE OF THE TRUST ESTATE; RIGHT TO INSPECT.

(a) To the extent expressly permitted and in accordance with the terms of the Loan Agreement and this Agreement, and so long as an Event of Default does not occur and continue, or the procedure mentioned in Article Twelfth of this Agreement is not commenced, Trustor A shall be authorized to do the following:

(i)	take possession of and use the Trust Assets; with the understanding that Trustor A shall have possession of the Trust Assets, such Trust Assets shall be located in Mexico, at the facilities and domicile of Trustor A;

(ii)	combine them with assets and utilize them in the manufacturing of other items, when their nature permits, so long as, in these two last scenarios, their value is not decreased and the Trust Assets, once combined with other items (with the exception of the property, fruits and products which as produced, the same which do not enter into the Guaranty Trust) form part of the Trust Assets; and

(iii)	receive, utilize and dispose of the fruits and products of the Trust Assets, in the ordinary course of business.

(b) In the event that an Event of Default occurs and continues, and such Event of Default is not cured within the time period provided to cure such Event of Default in accordance with the terms of the Loan Agreement, and Trustee has received a Distribution Notice from the Primary Beneficiary, all of the rights granted to Trustor A, in accordance with the immediately preceding subsection (a), shall terminate and upon the receipt of a Distribution Notice from the Primary Beneficiary, Trustee shall follow the procedure established in Article Twelfth of this Agreement.

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(c) In accordance with that provided for in article 401 of the Law, Trustee and the Primary Beneficiary (or any person or persons designated by such) shall have, at is sole discretion, the right to visit, once per year, any place of business of Trustor on Business Days and during regular office hours, upon prior written notice to Trustor A at least 5 (five) Business Days in advance, on such occasions as are reasonably necessary (except in the event of a continuing Event of Default, in which case prior notice shall not be required but with the understanding that such visits shall be made on Business Days and during regular office hours), without interfering with or hindering the operations of Trustor A, and to examine, inspect and audit each and every part of the Trust Estate and to examine, inspect, audit and revise and obtain copies and excerpts from the books, records, publications, orders, receipts and correspondence or any other information of Trustor A in relation to the Trust Estate or the Trust, and each one shall be authorized to discuss the matters, finances and accounts of Trustor A with their respective officers or directors and with their respective independent certified accountants (if Trustor A desires, representatives of Trustor A may be present at such discussions). Likewise, Trustee and the Primary Beneficiary shall be authorized, if deemed necessary or convenient, to conduct appraisals of the Trust Assets, the same which in all cases shall be charged to Trustor A.

(d) In view of the foregoing, Trustor and the Primary Beneficiary agree that Trustee shall not have any liability arising from the deposit of the Trust Assets in favor of Trustor A, and that Trustor A shall be the only and exclusive party liable for the deposit of the Trust Assets.

EIGHTH.- OBLIGATIONS OF TRUSTOR.

(a) During the term of this Agreement, Trustor agrees to do the following: (i) to defend the title and right of the Trustee and the Primary Beneficiary in and to the Trust Estate against any claims and actions of any person other than the Trustee and the Primary Beneficiary; (ii) not to create, incur, assume or permit the existence of any Encumbrance or options in favor of, or any claim of any person in connection with, the Trust Estate or any portion thereof; (iii) not to sell, transfer, assign, pledge, deliver, transfer in trust, grant, usufruct or dispose in any manner, or give any option with respect to the Trust Estate or any portion thereof, except as stated in Article Seventh of this Agreement and in the measure expressly permitted in accordance with the Loan Agreement; and (iv) to execute and deliver to the Trustee or the Primary Beneficiary those documents and carry out any action which is reasonably necessary in connection with this Agreement or the Trust Estate, that the Trustee (acting in accordance with and pursuant to the instructions of the Primary Beneficiary) or the Primary Beneficiary request in writing in order to protect and maintain the Trust Estate, as well as to pay any and all costs and expenses arising from or relating to the foregoing, upon prior delivery of the corresponding documents to Trustor.

(b) In accordance with article 401 of the Law, Trustor expressly acknowledges that, being that Trustor A shall maintain possession of the Trust Assets, all risks of loss, damages or decrease in the value of the Trust Assets put in trust by Trustor A, shall be solely and exclusively the obligation of Trustor.

(c) Likewise, and in accordance with article 400 of the Law, the parties agree that Trustor A shall maintain possession of the Trust Assets in its capacity as depositary, and therefore, Trustor A shall be obligated to (i) preserve the Trust Assets put in trust by Trustor as if they belonged to Trustor itself; (ii) not utilize them for purposes other than those mentioned in Article Seventh of this Agreement; and (iii) be responsible for damages to third parties caused by their use. Trustor shall pay each and every cost and expense which is necessary and convenient for the due preservation, repair, administration, and collection of the Trust Estate.

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(d) Trustor shall deliver to Trustee and to the Primary Beneficiary, an electronic file (.txt or .xls) which contains a description of the following information relating to the Trust Assets (or any portion of the same), within ten (10) Business Days following the date of execution of this Agreement: (i) name of the machinery, (ii) location, (iii) date of the last appraisal and effectiveness, (iv) appraisal value, (v) currency used in the appraisal and any other observation, if applicable.

(e) In accordance with that provided for in Article 401 of the Law, if the fair market value of the Trust Estate devalues in such as way that it no longer covers the Secured Obligations, Trustor shall contribute additional assets to the Trust which are sufficient to restore the original proportional value of the Trust Assets in relation to the Loan. If Trustor does not do so, the Secured Obligations may be considered to be in Default, in which case the Primary Beneficiary must notify the Trustor of such either judicially or by means of notary public, with a copy to Trustee and pursuant to the terms of Clause Eleventh of this Agreement.

Trustor shall be the only party responsible for determining the fair market value of the Trust Estate, without any liability to Trustee. The Primary Beneficiary, in its discretion, may request for Trustor to provide a statement certifying to the best of its knowledge, the values requested by the Primary Beneficiary, the fair market value of the Trust Estate in the event that Trustor is in Default.

NINTH.- DEFENSE OF THE TRUST ESTATE; INDEMNITY.

(a) Trustee shall not be responsible for facts, acts or omissions of authorities of the Trustor, of the Primary Beneficiary or of third parties which impede or make the performance of the Purposes of the Trust difficult.

(b) Trustee shall always act in good faith and shall not abandon, leave unguarded or cause or permit any damage to the Trust Assets for which it possesses legal title in accordance with this Agreement, as long as it has knowledge of any event or fact which may directly affect the Trust Estate, and taking into consideration that the Trust Assets are in the possession of Trustor A.

(c) In case the defense of the Trust Estate is required before any third party, the Trustee shall grant powers of attorney for lawsuits and collections (which shall not in any case be irrevocable) to the person or persons designated in writing by the Trustor, unless there is an existing Event of Default and the Primary Beneficiary has delivered a Distribution Notice to the Trustee, in which case the Primary Beneficiary shall have the exclusive authority to instruct Trustee in writing to revoke any powers of attorney previously granted and to grant powers of attorney to the person or persons designated by the Primary Beneficiary for such purposes. However, Trustee shall not assume any liability whatsoever with respect to the actions carried out by any of such attorneys-in-fact, and a provision stating the same shall be included in the powers of attorney granted by the Trustee. Likewise, the attorneys-in-fact designated for the defense of the Trust Estate shall accept that any and all costs, fees and expenses incurred by such attorneys-in-fact in the granting or exercise of such powers of attorney shall be covered solely and exclusively by the Trustor, and that the Trustee shall have no liability in connection therewith.

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All costs, fees and expenses incurred by the designated attorneys-in-fact or incurred in the respective lawsuits shall be charged to Trustor, and Trustee shall not assume responsibility of any kind for such matters. Notwithstanding the foregoing, in the event that the costs, fees and expenses relating to the lawsuits are not paid by the Trustor, the Primary Beneficiary shall make payment for the same in order not to delay attention to the referenced processes and proceedings, and Trustor agrees to reimburse the Primary Beneficiary within fifteen (15) Business Days following said payment, for the corresponding amounts, upon prior delivery of the receipts and/or corresponding documentation to Trustor.

In light of the foregoing, when Trustee received any notice, lawsuit, or any claim which may in some way affect the Trust Estate, it shall make Trustor and Primary Beneficiary aware of the same, as applicable, in order to proceed with the proceeding mentioned hereinabove, ceasing any liability to Trustee by means of this notice.

(d) Trustor shall pay, on time, any taxes, rights, contributions, impositions or charges of any kind which are determined or taxes by any governmental authority on the Trust Estate, including its accessories (hereinafter the “Taxes on the Trust Estate”) which correspond in accordance with applicable laws. Trustor shall deliver to Primary Beneficiary and to Trustee, when requested in writing, all of the documents necessary in order to prove that the Taxes on the Trust Estate have been paid on time, in the proper manner, and in their entirety.

(e) In the event of an emergency, Trustee shall take such actions as are necessary in order to preserve the Trust Estate and the rights relating to the same, without assuming any liability to Trustor and Primary Beneficiary for the results of its action, except in the event of negligence or bad faith by Trustee. The foregoing is without prejudice to the obligation of the Trustor or the Primary Beneficiary, in case of an Event of Default and a Distribution Notice, to instruct Trustee to issue sufficient powers of attorney and to initiate to the defense of the Trust Estate pursuant to the terms of this Trust.

(f) Trustor hereby agrees to indemnify, defend, and hold harmless Trustee, Primary Beneficiary, and their respective shareholders, officers, fiduciary delegates, directors, employees, advisors and agents from and against any and all claims, demands, actions, obligations, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to an Event of Default of this Agreement by Trustor, or with respect to the Trust Estate or other agreements in which Trustor is a party when the rights of the Primary Beneficiary and the Trustee under this Agreement or the Trust Estate are affected, except if it arose directly from negligence, duress or bad faith. In the event that the Primary Beneficiary is responsible for such negligence, duress or bad faith, it shall indemnify, defend, and hold harmless the other Parties, as well as their respective shareholders, officers, fiduciary delegates, directors, employees, advisors and agents from and against any and all claims, demands, actions, obligations, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees), unless they arise directly from negligence, duress or bad faith.

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TENTH.- WARRANTY OF TITLE.

Trustor shall be obligated and responsible for the warranty of title of the Trust Estate or any portion of the same in accordance with applicable law.

Trustor herein authorizes Trustee and Primary Beneficiary to assign, transfer or convey, in any manner, the rights arising from this Article and to be liable to any third party who is an assignee of the Primary Beneficiary or to any third party who acquires an interest in the Trust Estate.

The rights arising from this Article shall remain in full force and effect during the entire term in which the Secured Obligations remain outstanding.

ELEVENTH.- EVENTS OF DEFAULT.

(a) In the event of a continuing Event of Default, (after the expiration of the applicable cure period available to cure the Event of Default, in accordance with the Loan Agreement) and Trustee has received a Distribution Notice from the Primary Beneficiary, all of Trustor’s rights, in accordance with Article Seventh or any other rights that Trustor shall have a right to exercise in accordance with this Agreement, shall cease and shall subsequently be exercised by Trustee (in accordance with the instructions received in advance from the Primary Beneficiary).

(b) Trustor herein expressly and irrevocably accepts and authorizes Trustee so that upon Trustee’s receipt of a notice from the Primary Beneficiary it may (i) certify that an Event of Default has occurred (the “Distribution Notice”); and (ii) request for Trustee to transfer, pursuant to Article Twelfth of the Trust, and proceed with the procedure for an extrajudicial sale and distribution of the Trust Estate in accordance with Article Twelfth of this Agreement. The Distribution Notice shall be prepared substantially in the form of notice attached hereto as Exhibit “D”.

(c) Trustor shall give notice to Trustee and the Primary Beneficiary within the Business Day following the date on which it becomes aware of the existence of an Event of Default or of any event which constitutes or which by means of notice or by the lapse of time or both, may constitute an Event of Default.

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(d) Trustor expressly acknowledges that the Primary Beneficiary has executed the Loan Agreement and has issued or will issue the Loan and has funded or will fund such amount to Trustor A in accordance with the Loan Agreement and that the essential inducement to the Primary Beneficiary is, among others, the agreement of the Trustor and its express and irrevocable authorization to the Trustee to follow the procedure for the extrajudicial sale and distribution of the Trust Estate set forth in Article Twelfth of this Agreement and in accordance with article 83 of the Law of Credit Institutions. Trustor hereby irrevocably agrees to abstain from filing, and hereby waives any right it may have or which it may hereinafter acquire, to file any claim or lawsuit in connection with the validity, legality or enforceability of the procedure for the extrajudicial sale and distribution of the Trust Estate set forth in Article Twelfth of this Agreement and applicable laws. Trustor and the Primary Beneficiary hereby expressly agree that the matters set forth herein, which have been expressly acknowledged by the Trustor, shall have the effect of a transaction to prevent future disputes, in accordance with Title XVI of the Second Part of Book Four of the Federal Civil Code.

SPECIAL SECTION

EXTRAJUDICIAL SALE AND DISTRIBUTION

TWELFTH.- PROCEDURE FOR THE EXTRAJUDICIAL SALE AND DISTRIBUTION OF THE TRUST ESTATE.

(a) Pursuant to article 403 of the Law, the parties hereby expressly and irrevocably agree that at any time that a continuing Event of Default occurs, (after the expiration of the applicable cure period available to cure the Event of Default, in accordance with the Loan Agreement) and Trustee has received a Distribution Notice in accordance with this Agreement, Trustee shall proceed with the extra-judicial sale and distribution of all of the Trust Assets in accordance with the procedure described in this Article.

(b) The Distribution Notice shall include the outstanding payment due on the Loan, including its accessories, whether interest, commissions, expenses or other amounts which are due and payable in accordance with the Loan and which have been incurred up to the date of the Distribution Notice (the date that the Distribution Notice is delivered to Trustee shall hereinafter be referred to as the “Notice Date”), as well as a description of the breach or breaches of the Loan by Trustor and a description of the Designated Assets (as such term is defined herein below).

(c) Trustor shall pay Trustee, in advance, the reasonable amounts required by such, to pay the costs and expenses that Trustee must pay in order to conduct the execution procedure described in this article, to conduct the sale of the Trust Assets. Upon non-payment by Trustor, the Primary Beneficiary shall pay such amounts, and in the event that there are not sufficient funds, Trustee may abstain from implementing such procedure. Under no circumstance shall Trustee cover the aforementioned costs and expenses with its own resources. For such purposes, Trustee shall send a notice to Trustor and the Primary Beneficiary, specifying the amount required by the Trustee in order to pay such items. Trustee shall register and retain proof or receipts or other evidence of the expenses incurred. Any amount paid by and of the aforementioned Parties shall be deducted from the amount obtained from the sale of the Trust Assets and paid to the respective party.

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(d) The Primary Beneficiary will be entitled, at any time (following the delivery of a Distribution Notice), by means of a written notice delivered to Trustee (each such notice, a “Suspension Notice”), to instruct Trustee to suspend, in whole or in part, and with as much diligence as possible, the procedure for the extrajudicial sale and distribution of the Trust Estate initiated pursuant to such Distribution Notice, provided, however, that such suspension shall cease to be effective, in whole or in part, from the date Trustee receives from the Primary Beneficiary, one or more instructions in writing (each such notice, a “Continuation Notice”) instructing Trustee to continue, in whole or in part, with the suspended procedure for the extrajudicial sale and distribution of the Trust Estate .

Once Trustee receives the corresponding Continuation Notice, Trustee shall continue with the procedure for the extrajudicial sale and distribution of the Trust Estate in accordance with this Special Section and the written instructions of the Primary Beneficiary.

(e) Trustee shall give written notice to Trustor (the "Trustee Notice"), with copy to the Primary Beneficiary, indicating that it has received a Distribution Notice and attach a copy of the same, as soon as possible but in any event no later than the Business Day immediately following the date on which the Trustee receives the Distribution Notice by means of a notary public, public courier or via voluntary jurisdiction at those addresses indicated in Article Eighteenth of this Agreement. Additionally, in the Trustee Notice, Trustee shall instruct Trustor to deliver the physical possession and/or to put it at the disposition of the person designated by the Primary Beneficiary in the Distribution Notice, each and every one of the Trust Assets that make up the Trust Estate no later than forty-five (45) calendar days following the expiration of the Definite Term (as such term is defined herein below). The person that has been designated by the Primary Beneficiary for the purposes indicated herein, shall be the depositary of the Trust Assets. Within 3 (three) Business Days after the date the Trustor receives the Trustee Notice (or the date on which the publication referred to in the last paragraph of this subsection (e) was conducted) (the "Definite Term"), Trustor shall be entitled to present documentation demonstrating to the satisfaction of the Trustee and the Primary Beneficiary, (i) that it has cured and/or has complied with the obligations giving rise to the Event of Default described in the Distribution Notice attached to the Trustee Notice and to present written proof to the Primary Beneficiary, and/or (ii) compliance with the full payment of the amount due in the manner and pursuant to the terms agreed upon in the Loan Agreement and/or (iii) submit to Primary Beneficiary (and to the Trustee) documentation to verify the renewal, extension of time or temporary waiver of the obligation(s) which gave rise to the Event of Default or, alternatively, deliver to the Trustee the amount indicated in the Distribution Notice (such notice, a "Notice of Compliance").

If the Definite Term expires and the Event of Default continues without the Trustor delivering to Trustee and the Primary Beneficiary a Notice of Compliance, the Trustor shall comply with the instructions issued by the Trustee in the Trustee's Notice, in accordance with the preceding paragraph.

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If Trustor conducts acts or omissions or prevents or hinders in any way delivery of the Trustee’s Notice by Trustee, so that Trustee is prevented from delivering such, Trustee shall give notice of the Trustee’s Notice by means of publication as soon as possible, in a notice in the newspaper "Reforma" or a notice in the newspaper "El Informador" or in the Official Daily Gazette of the Federation, or if such newspapers cease to be published, in any of the major newspapers in Mexico City, Federal District.

(f) Once the Trustor delivers such Trust Assets that make up the Trust Estate, Trustee shall proceed as directed in writing by the Primary Beneficiary for such purposes, with the extrajudicial sale, for consideration, of all or part of the Trust Estate, as such assets are specifically designated by the Primary Beneficiary in the Distribution Notice (the "Designated Assets"). In connection with such sale, the Trustee shall, upon receipt of the corresponding Distribution Notice from the Primary Beneficiary, proceed as follows:

(i)                 The Primary Beneficiary shall first deliver to the Trustee, without the intervention of Trustor, a list of potential purchasers of the Designated Assets.

(ii) Trustee shall, in accordance with written instructions from the Primary Beneficiary, privately deliver a notice of sale for the auction of the Designated Assets to prospective purchasers indicated by the Primary Beneficiary (a "Notice of Sale"). The Notice of Sale shall be delivered by Trustee as soon as possible but no later than 10 (ten) Business Days prior to the expected date of the auction. The Notice of Sale shall be prepared substantially in terms of the form attached hereto as Exhibit "F" and shall indicate, among other things, the place and time that the auction will be held, the Reference Price (as defined in the following paragraph), and establish that the sale is the result of the extrajudicial sale and distribution of the Trust Estate pursuant to the terms of this Agreement.

The Reference Price stated in the Notice of Sale (hereinafter the "Reference Price") shall be in Dollars and will be determined by an expert appraiser approved by a lending institution designated by the Primary Beneficiary by means of an appraisal reflected in Dollars, of the Designated Goods that make up the Guaranty Trust. Once the Trustee receives the Reference Price of the Designated Assets, the Trustee shall notify the Trustor and the Primary Beneficiary. The cost of such appraisal shall be borne by the Trustor or, if applicable, the Primary Beneficiary in terms of subsection (c) above.

(iii) Also, the Notice of Sale shall provide that (i) any person interested in participating in the auction shall deposit with the Trustee an amount at least equal to 10% (ten percent) of the Reference Price set out in the Notice of Sale, by means of certificates of deposit issued by authorized credit institutions, at least 2 (two) Business Days prior to the date of the auction (the "Deposit"), (ii) any bid shall not be accepted or considered valid unless the Deposit is established in the terms and within the period referred to above, and (iii) the bids of participants must be at least equal to the applicable Reference Price. The Trustee, upon prior instructions from Primary Beneficiary, shall transfer the Designated Assets in favor of the bidder who has offered the highest bid (the "Highest Bidder"), which in any case must be at least an amount equal to the applicable Reference Price. In case two or more persons have submitted equal bids and they are the highest bids, the Primary Beneficiary in its discretion shall designate a person to whom the Trustee will transfer the Designated Assets and such will be considered, for this purpose, as the Highest Bidder.

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(iv) The Highest Bidder shall pay to the Trustee (in immediately available funds), the balance of its bids (which in any case must be at least equivalent to the applicable Reference Price) at the time that the transfer of the Designated Assets are transferred to the Highest Bidder pursuant to applicable law. In the event that the transfer of the Designated Goods is not carried out for any reason attributable to the Highest Bidder, (x) the Highest Bidder will lose the Deposit delivered to the Trustee for the benefit of the Trust Estate; and (y) the Trustee will sell the Designated Assets in accordance with the instructions of the Primary Beneficiary, to the next Highest Bidder, to the extent that its bid is at least equal to the applicable Reference Price. This paragraph (iv) must be transcribed word for word in the Notice of Sale.

(v) In the event that the Trustee is unable to carry out the sale of the Designated Assets in the first auction, then, in accordance with written instructions from the Primary Beneficiary, the Trustee shall deliver to prospective purchasers of the Designated Assets, who shall be designated by the Primary Beneficiary in terms of subsection (f) (i) above. The original Reference Price in the Notice of Sale will be reduced by 2.5% (two point five percent) every 60 (sixty) calendar days in case the sale is not conducted. In this regard, the corresponding Notice of Sale shall provide that the Trustee shall not offer the Designated Goods for less than the reduced Reference Price, as appropriate (upon receiving an offer from a good faith purchaser). If within a period of 12 (twelve) months, there shall be a new assessment, in Dollars, of the Designated Assets that constitute the Guaranty Trust, by an expert appraiser authorized by a lending institution designated by the Primary Beneficiary. The value provided by the new appraisal will be considered, for all purposes, as the Reference Price. Once the Trustee receives the new Reference Price of the Designated Assets, it shall notify Trustor and the Primary Beneficiary. If the Reference Price is adjusted so that it is equal to or less than the balance of the Guaranteed Obligations and accessories, the Primary Beneficiary shall have the right to ask Trustee to adjust the Designated Assets pertaining to the Guaranty Trust to pay the balance of the Guaranteed Obligations and accessories. The second or subsequent Notices of Sale for the Designated Assets shall be given in accordance with and subject to the provisions of paragraphs (i), (ii), (iii) (iv) and (v) of this subsection (f).

(g) The contract of sale to be entered into by and between Trustee and the Highest Bidder who will acquire all of the Trust Assets, or where appropriate, the Designated Assets, must establish that payment of the price shall be in Dollars and shall be made upon execution.

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The amounts received by the Trustee for the sale of all of the Trust Assets or, where applicable, the Designated Assets, which constitute the Guaranty Trust shall be applied as follows: (i) first to the payment of any and all taxes that are generated from such transfer, (ii) second to the outstanding trust fees, in accordance with the provisions of Article Fifteenth of the Agreement, (iii) third, to payment or reimbursement of costs of implementation of the Guaranty Trust, (iv) fourth, to pay the amount indicated by the Primary Beneficiary in the Distribution Notice, which, once made, shall release Trustor from the Guaranteed Obligations whenever the amount of resources obtained from the sale and distribution of the Guaranty Trust are sufficient to liquidate the Guaranteed Obligations, being that if they were insufficient, Trustor A would not be released from the Secured Obligations under the Loan Agreement; and (v) fifth, the remainder of the funds obtained from the sale and distribution of the Guaranty Trust shall be returned to Trustor in relation to the assets transferred to this Trust.

(h) It is expressly agreed between the Parties in the event that the proceeds from the sale of the Trust Estate are not sufficient to fully cover the Guaranteed Obligations or any other amount owed to the Primary Beneficiary or Trustee under this Agreement, including without limitation, any fees and expenses incurred by the Primary Beneficiary or Trustee in connection with this Agreement or in connection with the sale of the Trust Estate, the Primary Beneficiary and the Trustee expressly reserve any and all rights which they may have to exercise to receive full payment of any such amounts.

(i) The Trustor agrees to perform or cause to be carried out, all acts or initiate any and all procedures necessary or convenient in order for the Trustee (acting in accordance with written instructions from the Primary Beneficiary) to carry out the extrajudicial sale and distribution of the Trust Estate (or any part thereof) in the manner provided in this article. The Grantor further agrees to perform or cause to be carried out all acts necessary or appropriate to expedite the sale, assignment or transfer of all or any part of the Trust Estate, and to execute and deliver any documents and take any other action that the Trustee (acting under the instructions of the Primary Beneficiary) or the Primary Beneficiary deems necessary or desirable for the purpose of such sale, assignment or transfer to be is made in accordance with applicable law.

(j) Being that the Secured Obligations consist of monetary obligations denominated in Dollars, for payment of such Secured Obligations, the proceeds of the extrajudicial sale and distribution of the Trust Estate or any portion thereof must be received in Dollars.

In accordance with the provisions of Article 403 (four hundred and three) of the General Law of Instruments and Credit Operations, the Parties signed the text of this Special Section in a separate document, in addition to signing this Agreement, expressing their express consent and irrevocable instruction to the Trustee to follow the procedure for extrajudicial sale and distribution of the Trust Estate under this Special Section, which is attached hereto as Exhibit "E".

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THIRTEENTH.- LEGAL PROHIBITIONS.- For the purposes stated in item 5.5 of the provisions that Bank of Mexico (Banco de México) issued on the subject matter of Trusts, by means of circular 1/2005, Trustee makes the other parties to this Agreement aware of the text of the following articles which establish prohibitions on the fiduciary institution in the execution of trusts:

--- From The General Law of Instruments and Credit Operations:

---Article 382. .“…A trust established in favor of the TRUSTEE is null, except that which is provided for in the following paragraph, and other applicable legal provisions.

---The fiduciary institution may be a trustee in Trusts in which the purpose is to serve as an instrument for the payment of unsatisfied obligations, in the event of loans issued by such institution for the performance of business activities. For the purposes thereof, the parties must establish the terms and conditions to resolve potential conflicts of interest…”

---Article 394. “Prohibited matters:

---I. Secret Trusts;

---II. Those in which the benefit is granted successively to different persons which must be substituted by the death of the prior one, except in the case in which the substitution is made in favor of persons that are alive or already conceived, upon the death of the Trustors; and

---III. Those in which the duration is more than fifty (50) years, when a legal entity that is not an entity under public law or a charitable institution, is named as a beneficiary. Nonetheless, a Trust with a duration of more than 50 years can be established when the purpose of the Trust is the maintenance of a non-profit scientific or artistic museum…”.

---From The Law Of Credit Institutions:

“ARTICLE 106. Credit institutions shall be prohibited from:

---XIX.- In the undertaking of operations that are referred to in subsection XV of article 46 of this Law:

---a) Repealed

---b) Being liable to the Trustor, grantors, and principals for the breach of payment obligations for the loans issued, or the grantors, for the values that are acquired, unless it is their fault, according to that set forth in the final part of Article 391 of the General Law of Instruments and Credit Operations, or guarantee the return of funds that are entrusted to them.

---If at the end of the trust, mandate or commission established for the granting of loans, such have not been liquidated by the debtors, the institution shall transfer them to the trustee or trustor, as the case may be, or to the principal, abstaining from covering their payment.

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---In the trust, mandate, or commission agreements, there will be inserted in a conspicuous manner that set forth in this subsection together with a statement from the fiduciary to the effect that its content was unequivocally provided to the persons who have received property or rights with respect to the trust;

---c) Acting as trustees, principals or commission agents in trusts, agencies or commissions, respectively, that directly or indirectly, receive public funds by means of any act that causes either a direct or an indirect liability, with the exception of those trusts established by the Federal Government through the Treasury and Public Credit Department, and trusts in which securities are issued that are registered in the National Securities Registry pursuant to that set forth in the Securities Market Law;

---d) Carry out trusts, agencies or commissions referenced in the second paragraph of article 88 of the Investment Association Law;

---e) Acting in trusts, agencies or commissions by means of which limitations and prohibitions contained in financial laws are evaded;

---f) Utilizing funds or securities from the trusts, agencies or commissions dedicated for the issuance of loans, in which the trustee has discretionary authority, in the granting of such to undertake operations by virtue of which result or could result in the following becoming debtors: their fiduciary delegates, the members of the board of directors or advisory board, as the case may be, owners and alternates, whether they are in office or not; the institution’s employees and officers, owners who are inspectors or alternate inspectors, whether in office or not; the external auditors of the institution, the members of the respective technical trust committee, relatives of the first degree or spouses of the aforementioned persons, the meetings of companies in which said persons constitute a majority or the same institutions, as well as those persons which the Bank of Mexico determines by means of dispositions of a general nature;

---g) Managing rustic properties, unless they have received management for the distribution of the assets among heirs, beneficiaries, associates or creditors, or to pay any obligation or to guarantee its compliance with the value of said property or its products, and in these cases without the term of the management exceeding two years, except in the event of a production trust or a guarantee trust;

---h) Enter into trusts which manage amounts of money which are periodically contributed by groups of consumers integrated by means of commercialization systems, earmarked for the acquisition of certain properties or services, as those listed in the Federal Consumer Protection Law.------

---Any agreement contrary to that set forth in the preceding subsections shall be null.”------

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---FROM THE 1/2005 CIRCULAR FROM BANK OF MEXICO (BANCO DE MÉXICO)

---“...6.1 In the execution of Trusts, Fiduciary Institutions are prohibited from doing the following:

---a) Charging the Trust Estate prices different from those agreed upon when the operation in question was agreed upon;

---b) Guaranteeing the returns or prices of the funds whose investment is entrusted to it, and

---c) Undertaking transactions that are contrary to its internal policies and prudent financial practices.

---6.2 Fiduciary Institutions cannot execute transactions with securities, credit instruments or any other financial instruments that do not comply with the specifications agreed upon in the corresponding Trust Agreement.

---6.3 Fiduciary Institutions cannot undertake Trusts that are of a type which they are not authorized to execute in accordance with the laws and provisions that regulate the same.
----6.4 In no event may any Fiduciary Institution charge against the Trust Assets entrusted to them for payment of any sanction that is imposed on them by any authority.

---6.5 In Guaranty Trusts, Financial Institutions and SOFOLES (Special Purpose Non-Bank Financial Institutions) they shall only receive goods or rights for purposes of guarantying the obligations involved.

---6.6 Fiduciary Institutions must follow that set forth in article 106 of subsection XIX of Credit Institutions Law, 103 section IX of the Security Markets Law, 62 section VI of the General Law of Mutual Insurance Institutions and Associations, 60 section VI Bis of the Federal Financial Institution Law, and 16 of the Organizational Law of Rural Finance, as the case may be for each institution...”.

FOURTEENTH.- TAXES AND EXPENSES.

(a) All taxes, costs, expenses, commissions, Taxes on the Trust Estate and fees arising from the preparation and execution of this Agreement, and in connection with any amendment hereof in accordance with Article Seventeenth of this Agreement, as well as by any action or document, which must be carried out, prepared, executed or notified pursuant to this Agreement, including, without limitation, reasonable attorneys fees of the legal advisors of Primary Beneficiary and Trustee, as well as any and all reasonable costs and expenses incurred by Primary Beneficiary and Trustee in the fulfillment of their respective obligations, in the exercise of their respective rights in accordance with this Agreement and in the distribution of the Trust Estate, shall be fully and exclusively covered by the Trustor.

(b) In the event that for any reason the Primary Beneficiary pays, on the account of the Trustor (or any of them), any such fees, costs or expenses, Trustor agrees to immediately reimburse the Primary Beneficiary, as applicable, upon Trustor’s request, the amounts paid along with a penalty on such amounts upon the prior delivery to Trustor of the corresponding receipts and/or documentation. The penalty shall be calculated by multiplying the amount of the fees, costs and expenses paid by the Primary Beneficiary by 0.003 by the number of calendar days from the date of payment until it is reimbursed.

(c) Trustor shall indemnify and hold harmless Trustee in the event of a fiscal contingency arising from the transaction in this Agreement, as long as the same does not arise from the fault or negligence of Trustee or of the Primary Beneficiary (including reasonable fees and expenses, duly documented, from fiscal and legal advisors).

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(d) Trustor herein represents that based on article sixteen (16) of the Fixed Rate Corporate Tax Law published in the Official Daily Gazette of the Federation on October 1, 2007, it shall comply with the obligations established in such law, releasing Trustee from all liability relating to the performance of the same, being that they are the strict responsibility of Trustor.

(e) In accordance with section II second of rule I.11.2 of the Miscellaneous Fiscal Resolution in effect and for purposes of the Tax on Cash Deposits, in the event that such arise, Trustor A herein declares and represents that the deposits received in the accounts opened in the name of the Agreement shall be considered its own. For purposes of the foregoing, it desires for the proof of the withholdings of such tax to be issued with tax ID (RFC) NMM041015IZA for all accounts opened by Trustee for such purpose.

(f) If in the event for any reason, the fiscal authorities require the payment of any contribution to Trustee, it will provide timely notice of the same to Trustor within two (2) Business Days following the date on which Trustee receives notice from the corresponding authority, with copy to the Primary Beneficiary, so that in compliance with this responsibility, Trustor can carry out the necessary transactions and payments.

FIFTEENTH.- TRUSTEE FEES.

As consideration for its services in accordance with this Agreement, Trustor shall pay Trustee the fees established as follows, with the understanding that such amounts do not include the corresponding value added tax:

a)	Fees for acceptance of the position of Trustee: $2,149.00 USD (Two Thousand One Hundred Forty-nine and 00/100 Dollars), plus the corresponding value added tax (VAT), payable in one lump sum upon the execution of this Agreement.

b)	Fees for Management of the Trust. $3,471.00 USD (Three Thousand Four Hundred Seventy-one and 00/100 Dollars) annually or its corresponding portion, plus the corresponding value added tax (VAT), payable on an annual basis, in advance, with the understanding that the first annual payment shall be paid upon the execution of this Agreement.

c)	Fees in the Event of Distribution: 1.5% (One point five percent) on the value of the Trust Estate, plus the corresponding value added tax (VAT), payable at the beginning of the distribution process.

d)	Fees for Amendments to the Trust. $500.00 USD (Five Hundred and 00/100 Dollars), plus the corresponding value added tax on each occasion on which this Agreement is amended. The following shall be understood to be amendments, cases in which amendment agreements must be signed, without these going beyond the purposes originally agreed upon. In the event that there are changes to the purposes agreed upon, including but not limited to an increase in the assets in Trust or the amount of the loan which it secures, the Parties, upon mutual agreement, shall agree upon the new Trustee fees.

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e)	Fees for the granting of powers. $250.00 USD (Two Hundred and Fifty and 00/100 Dollars), for each instrument signed by Trustee, plus the corresponding value added tax.

f)	Fees for public or private instruments in which Trustee is involved. $500.00 USD (Five Hundred and 00/100 Dollars), plus the corresponding value added tax.

g)	Trustee Fees for the execution of acts different from those provided in this proposal, shall be established by Trustee, upon prior approval by the Parties, in accordance with the terms and conditions of each particular case, establishing the minimum fee of $250.00 USD (Two Hundred and Fifty and 00/100 Dollars), plus the corresponding value added tax.

The trustee fees referenced in the foregoing subsections b), d), e), f) and g) shall be adjusted annually, based on variations in the Investment Unit (UDI) that is in effect published by Bank of Mexico (Banco de México) in the Official Daily Gazette of the Federation.

All of the costs arising from the banking or financial services that are incurred for purposes of the transaction contemplated by this Agreement, shall be charged to the estate of the same, in accordance with the effective fees of the institutions with which the mentioned financial services are contracted.

Trustor and the Primary Beneficiary expressly grant their agreement and authorization so that, in the event that resources exist, the trustee fees shall be applied and paid out of the Trust Estate automatically.

Trustor and the Primary Beneficiary, by means of the execution of this Agreement, expressly grant their agreement and authorization so that in the event of a default in payment of the Trustee’s fees it shall proceed in the following manner:

A)	Not process any instructions relating to the Agreement until such time as the fees are paid in full, without liability to Trustee for ceasing to comply with the Purposes of the Trust or for the possible damages, losses or inconveniences that arise as a result of ceasing to comply with such purposes, for which Trustor and the Primary Beneficiary release Trustee from said liability and personally assume the same.

B)	If the default in the payment of fees continues for six (6) calendar months, the Parties agree to consider said default for purposes of this Agreement, as a serious cause so that Trustee can excuse itself and resign from its position before a Judge of First Instance, requesting that another institution be named in order to serve as a substitute or that the Trust be terminated in accordance with articles 391 and 385 of the General Law of Securities and Credit Operations, without prejudice to the actions that may be exercised by Trustee for the collection of the outstanding fees.

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Trustee shall charge penalty interest on the unpaid balance from the date of default and until they are paid in full, at an annual interest rate equivalent to double the Interbank Interest Rate for a period of twenty-eight (28) days (TIIE), published in the Official Daily Gazette of the Federation by Bank of Mexico (Banco de México) on the date of commencement of the Default Interest Period, plus 5 (five) percentage points.

For purposes of this Agreement, the “Default Interest Period” shall mean: Each of the periods for the calculation of default interest on the principal (amount of debt for fees), twenty-eight calendar days each, based on which the default interest accruing on the unpaid principal balance is calculated, with the understanding that the first Default Interest Period shall commence on the date of default and shall terminate twenty-eight calendar days later, the second interest period starts on the day on which the immediately preceding Interest Period expires and ending twenty-eight calendar days later and so on until the date of full payment, in which case the last Default Interest Period shall be adjusted to the payment date.

The calculation of Default Interest shall be made using the procedure of calendar days actually elapsed divided by 360 (three hundred sixty).

All taxes, fees and reasonable expenses (including travel expenses and per diem if applicable) shall be paid in advance to the Trustee for and on behalf of Trustor.

Similarly, the Parties that sign this Agreement acknowledge and agree that the following is the information of the person who should be invoiced for the trustee fees referenced in this article:

Name or Corporate Name of the person to whom the invoice(s) will be issued: Nexus Magnéticos de México, S. de R.L. de C.V.

Federal Taxpayer Identification Number (RFC): NMM041015IZA

Physical Address: Sección 44-A Tercera Unidad del Bajo Río San Juan SN Parque Industrial Reynosa, Reynosa, Tamaulipas, 88780.

SIXTEENTH.- ASSIGNMENT.

The rights and obligations derived from this Agreement shall not be assigned or transferred by Trustor or Trustee to any third party without the prior written consent of the Primary Beneficiary. The Primary Beneficiary may assign or transfer, in whole or in part, its rights derived from this Agreement upon prior written notice to Trustee and Trustor at least thirty (30) Business Days in advance of the effective date of such assignment, by means of which the Primary Beneficiary shall indicate the third party who will be the new Primary Beneficiary, without requiring the consent of Trustee or the Trustor in order to undertake such assignment or transfer.

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In the event that the Trustor or Primary Beneficiary transfer or assign their rights to third parties that do not meet the requirements and institutional policies of the Trustee, the Trustee shall notify the parties of its resignation pursuant to the terms of subparagraph b) of Article Twenty-fourth of this Agreement.

SEVENTEENTH.- AMENDMENT.

This Agreement shall only be amended upon the written consent of the Trustor, Primary Beneficiary, and Trustee.

EIGHTEENTH.- NOTICES.

All notices among the parties shall be given in writing, in Spanish, and shall be delivered in one of the follow manners (i) personally, return receipt requested; (ii) by courier, return receipt requested; or (iii) via facsimile, followed by courier or personal delivery, return receipt requested. All notices shall be submitted to the following addresses and facsimile numbers, and shall take full effect when the original notice is delivered in accordance with the form and manners established herein:

To Trustor A:

Nexus Magnéticos de México, S. de R.L. de C.V:

Sección 44-A Tercera Unidad del Bajo Río San Juan

(SN) Parque Industrial,

Reynosa, Tamaulipas C.P.88780.

Attention: Nathan Jacob Mazurek, Sole Manager

To Trustor B:

Designates the following as its notice address solely for the purpose of receiving notices. Additionally, a copy shall be sent via facsimile to the number indicated herein below:

Jefferson Electric, Inc.

Sección 44-A Tercera Unidad del Bajo Río San Juan

(SN) Parque Industrial,

Reynosa, Tamaulipas C.P.88780.

Facsimile: (414) 209-1621Attention: Thomas David Klink, President

With a courtesy copy via facsimile to:

Pioneer Power Solutions, Inc.

400 Kelby Street, 9th Floor,

Fort Lee, NJ, 07024, United States of America

Facsimile: (212) 867-1325

Attention: Andrew Minkow, CFO and Director

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To Primary Beneficiary:

GE CF México, S.A. de C.V.

Antonio Dovalí Jaime No. 70, Torre A, Piso 5

Colonia Santa Fe, Delegación Álvaro Obregón

C.P. 01210, México, Distrito Federal

Attention: Director of Risk

To Trustee:

Banco Invex, S.A., Institución de Banca Múltiple,

Invex Grupo Financiero, Trustee

Torre ING, Ave. Batallón de San Patricio 111-1202, Piso 12

Colonia Valle Oriente, San Pedro Garza García, N.L., C.P. 66269

Attention: Lic. Mario Rafael Esquivel Perpuli and/or Lic. Nabor Medina Garza

NINETEENTH.- EXHIBITS AND HEADINGS.

All of the documents attached as exhibits to this Agreement form an integral part of this Agreement as if they were inserted verbatim herein. The titles and headings included in this Agreement shall be utilized only for purposes of convenience and shall not affect the interpretation of this Agreement.

TWENTIETH.- ADDITIONAL OBLIGATIONS.

Trustor agrees, upon the request of Trustee or the Primary Beneficiary, and upon prior review and approval by Trustor, to sign and deliver or cause the signature and delivery to Trustee or the Primary Beneficiary, of each and every one of the agreements, contracts, instruments, notifications, notices and other documents which are necessary or reasonably convenient for Trustee or the Primary Beneficiary, including but not limited to, supplements to this Agreement, to effect (i) perfection and protection of the transfer of title in the Trust Assets, whether present or future, which make up the Trust Estate, in favor of Trustee, and protect and preserve the rights and actions of Trustee and the Primary Beneficiary under this Agreement; and (ii) comply with the terms and give full effect to the objective of this Agreement.

TWENTY-FIRST.- CONFIDENTIAL INFORMATION.

Trustor herein expressly authorizes and empowers Trustee or the Primary Beneficiary to dispose, transfer, report or share any Confidential Information with any companies, organizations, headquarters and other affiliates and subsidiaries that make up the financial and accounting organization of General Electric Company, both in Mexico and abroad for purposes relating to processes, approvals, monitoring, statistical evaluations, financial projections, internal reports, audits and any related processes that are necessary.

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Trustee and the Primary Beneficiary hereby agree that the Confidential Information shall not be disclosed, in whole or in part, to third parties or any of its Affiliates or subsidiaries that are not part of their financial and accounting organization, including but not limited to GE Energy, without the prior written consent of Trustor, except as provided in the preceding paragraph.

The term "Confidential Information" shall mean the commercial or financial information owned by Trustor that was disclosed in an oral, written, graphic or electromagnetic manner, and is provided to Trustee or the Primary Beneficiary, including but not limited to procedures, strategies, technical, financial and business information, customer lists or current or potential partners, business proposals, investment projects, plans, reports, marketing projects or any other proprietary information, but excluding trade secrets.

The term Confidential Information excludes information that: (1) Trustee and/or the Primary Beneficiary has obtained from a source that, after doing a reasonable investigation, has not been found to be subject to confidentiality restrictions, (2) is independently developed or acquired by the Trustee and/or the Primary Beneficiary without violating the provisions of this Agreement, (3) is disclosed by the Trustee and/or the Primary Beneficiary upon prior written consent of the Trustor, and (4) is in the public domain.

TWENTY-SECOND.- JURISDICTION AND GOVERNING LAW.

This Agreement shall be governed by and interpreted in accordance with the laws of the United Mexican States. Trustor, the Primary Beneficiary and Trustee irrevocably submit to the jurisdiction of the competent courts in Mexico, Federal District, Mexico, with respect to matters arising from or relating to this Agreement. Trustor, the Primary Beneficiary and Trustee waive any other jurisdiction or venue which may correspond by reason of their present of any future domiciles or for any other reason.

Trustor, the Primary Beneficiary and Trustee agree that (i) they shall be subject to the exclusive jurisdiction of the courts located in Mexico, Federal District, Mexico, with respect to this Agreement, the contemplated transactions and arising from the same and therefore, they may not be sued or judicially required in other courts or jurisdictional agencies and, (ii) Trustee also shall not be subject to a lawsuit in a court outside of Mexico, with respect to this Agreement, relating to the transactions contemplated by and arising from this Agreement.

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TWENTY-THIRD.- RECORDATION.

Trustor shall undertake the recordation of this Agreement in the Sole Registry of Personal Property Security Interests, in accordance with the applicable rules and provide evidence of the same to Trustee and the Primary Beneficiary. For such purpose, it shall deliver to Trustee and Primary Beneficiary a letter issued by the undersigned Notary in charge of conducting such recordation, which certifies that no later than within five (5) Business Days following the date that it receives instructions from Trustor and the Primary Beneficiary to record this Agreement in accordance with this paragraph, the recordation of the Agreement shall be delivered to the referenced Registry.

Trustor agrees to deliver to Trustee, with copy to the Primary Beneficiary, as soon as possible but no later than within 90 (ninety) calendar days following the date of execution of this Agreement, the first testimony (original) of this Agreement with the proof of recordation in the Sole Registry of Personal Property Security Interests in accordance with this Article.

With respect to the applicable law on the subject matter, the Primary Beneficiary authorizes Trustor to conduct the recordation of this Trust in the Sole Registry of Personal Property Security Interests pursuant to the terms of this Article Twenty-third.

TWENTY-FOURTH.- RESIGNATION AND SUBSTITUTION OF TRUSTEE.

(a) Removal from the position of trustee. In accordance with the third paragraph of article 385 of the Law, Trustee may be removed from its position by the Primary Beneficiary. In the event of removal, the Primary Beneficiary shall request the same in writing at least 20 (twenty) Business Days prior to the date that such removal is to be effective.

(b) Resignation from the position of Trustee. In accordance with the third paragraph of article 385 of the Law, Trustee may resign from its position in the following circumstances: (i) when it is not paid its fees and expenses pursuant to the terms of this Agreement, (ii) in the event that Trustor or the Primary Beneficiary assign or transfer their rights to third parties which do not comply with the institutional requirements and policies of Trustee, (iii) in the event that during the term of this Agreement, any of the parties to this Agreement cease to comply with the institutional requirements and policies of Trustee, (iv) in the event that Trustor or the Primary Beneficiary require that it conduct activities that are contrary to or greater than those contemplated by this agreement, or (v) in the event that any of the Parties have made a false representation.

Trustee shall notify the parties of its resignation in writing. Such resignation shall not be effective until 45 (forty-five) calendar days following the notice, during this time period Trustee agrees to assist the parties in order to substitute the trustee; with the understanding that the resignation will not be effective until the new trustee takes its position and possession of the Trust Assets has been transferred to said new trustee.

(c) Upon the designation of the substitute trustee, it shall acquire title to all of the Trust Assets, and it shall possess all of the authority, rights, powers and obligations in accordance with this Agreement.

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TWENTY-FIFTH.- INDEMNIFICATION OF TRUSTEE.

Trustor and the Primary Beneficiary shall, defend, and hold harmless Trustee, as well as its shareholders, fiduciary delegates, officers, employees, advisors and attorneys-in-fact from and against any and all liabilities, damages, obligations, lawsuits, judgments, transactions, requirements, reasonable costs and expenses of any nature including reasonable attorneys’ fees, obtained, resulting from, imposed upon, or incurred by, for purposes of or as a consequence of, actions taken by Trustee for the performance of the Purposes of the Trust, and the defense of the Trust Estate (except if they are a consequence of the duress, negligence or bad faith of Trustee or when Trustee undertakes any act that is not expressly authorized by this Agreement) or for fines, penalties or any other debt of any kind in relation to the Trust Estate or this Agreement, whether before administrative, judicial, or arbitral authorities or of any other nature, whether local or federal, domestic or foreign (except if they are a result of duress, negligence or bad faith by Trustee or when Trustee undertakes any action which is not expressly authorized by this Agreement).

With the exception of those provisions specifically established in this Agreement, Trustee shall not be obligated to confirm or verify the authenticity of any report or certificate that Trustor and/or the Primary Beneficiary delivers in accordance with this Agreement. Trustee does not assume liability with respect to any representation made by any of the parties in this Agreement or in the documents relating to the same.

Trustee shall be liable up to the limits and scope of the Trust Estate, without personal liability of any kind in the event that such is not sufficient to cover the obligations arising from the Trust in accordance with the terms of this Agreement.

Trustee shall have civil responsibility for the damages and losses incurred by the breach of its obligations assumed in the Trust, so long as they are caused by duress, bad faith and/or negligence.

Trustee shall not be obliged to exercise any action under this Agreement that exposes it or its officers to liability, that is against its estate, or that is contrary to this Agreement or applicable laws.

It is expressly agreed that Trustee shall incur no liability for acting pursuant to any notice, consent, certificate or other written instrument that it considers to be genuine and signed by the corresponding party or parties, or based on a statement that it considers to have been made by Trustor or the Primary Beneficiary.

TWENTY-SIXTH.- DELIVERY OF ONE COPY OF THE TRUST. Trustor and the Primary Beneficiary herein represent that they have received from Trustee, by means of the notary before whom this Trust is being executed, a copy of the Agreement, which they declare for corresponding legal effects.

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TWENTY-SEVENTH.- TRANSACTIONS WITH THE TRUSTEE INSTITUTION. For purposes of that provided for in rule 5.4 of Circular 1/2005 issued by Bank of Mexico (Banco de México), the Parties agree that in order to avoid conflicts of interest, they authorize Trustee to enter into investment transactions and open accounts for the management of the assets, with the same institution, as long as it acts on its own behalf without interfering with the area of the Trustee, recognizing that there is no hierarchical relationship among the departments that are involved in such transactions.

Notwithstanding the foregoing, Trustee shall require written authorization from Trustor and Primary Beneficiary in order to enter into any other type of agreement with its own institution other than those not established in the preceding paragraph, for the purpose of avoiding conflicts of interest.

Trustee acts for and on behalf of the parties to this Trust, so that in transactions that it enters into with its own institution there shall not be extinction because of confusion over the rights and obligations arising out of contracts with the institution and with Trustee in view of Trustee acting in order to accomplish the purposes of this Trust and in accordance with the instructions from the Trustor and/or the Primary Beneficiary.

TWENTY-EIGHTH.- RENDITION OF ACCOUNTS AND RESPONSIBILITY OF TRUSTEE. Trustee shall prepare and issue, on a monthly basis and to the address indicated by Trustor and the Primary Beneficiary in this Agreement, the statement of account that states the activity in this Trust during the corresponding period.

The parties agree that Trustor and the Primary Beneficiary shall have a period of fifteen (15) Business Days following the date that it is sent, the same which shall run from the last cut-off date referenced in the statement of account, in order to make clarifications to the same, if applicable. After the expiration of such time period, said statements of account shall be deemed approved.

PURSUANT TO THE FOREGOING, the Parties execute and enter into this Agreement by means of their authorized legal representatives on the date indicated hereinabove.

TRUSTOR A AND SECONDARY BENEFICIARY A:

NEXUS MAGNETICOS DE MEXICO, S. DE R.L. DE C.V.

___/s/ Francisco Jose Peña Valdes

By: Francisco Jose Peña Valdes

Title: Attorney-in-fact

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TRUSTOR B AND SECONDARY BENEFICIARY B:

JEFFERSON ELECTRIC, INC.

____/s/ Francisco Jose Peña Valdes __

By: Francisco Jose Peña Valdes

Title: Attorney-in-fact

PRIMARY BENEFICIARY:

GE CF MÉXICO, S.A. DE C.V.

By: ___/s/ Pedro José Isla Treviño ____

Name: Pedro José Isla Treviño

Title: Attorney-in-fact

TRUSTEE:

BANCO INVEX, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE,

INVEX GRUPO FINANCIERO, FIDUCIARIO

By: ___/s/ Mario Raphael Esquivel Perpuli ________

Name: Mario Raphael Esquivel Perpuli

Title: Fiduciary Delegate

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EXHIBIT “A”

COPY OF THE LOAN AGREEMENT

[A copy is attached hereto]

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EXHIBIT “B-1”

LIST OF TRUST ASSETS A

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EXHIBIT “B-2”

LIST OF TRUST ASSETS B

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EXHIBIT “B-3”

APPRAISAL DETAILING THE TRUST ASSETS

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EXHIBIT “C”

NOTICE OF TERMINATION

[Date]

________________________________________

Attention: Lic. Mario Esquivel Perpuli and/or

Nabor Medina Garza

Gentlemen:

We make reference to the irrevocable transfer of title and guaranty trust agreement number 1927 (hereinafter the “Trust Agreement”) for the benefit of GE CF Mexico, S.A de C.V (hereinafter the “Primary Beneficiary”) executed on July 25, 2012, by Nexus Magneticos de Mexico, S.A. de C.V., as Trustor A and Secondary Beneficiary A. (hereinafter the “Trustor A” or “Secondary Beneficiary A”), Jefferson Electric, Inc. as Trustor B and Secondary Beneficiary B (hereinafter the “Trustor B” or “Secondary Beneficiary B”), GE CF Mexico S.A. de C.V. as Primary Beneficiary and Banco Invex, S.A. de C.V. Multiple Banking Institution, Invex Financial Group, Trustee, as trustee (hereinafter the “Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Trust Agreement.

By means hereof, the Primary Beneficiary instructs the Trustee so that pursuant to the Trust Agreement, it terminate the Trust Agreement and consequentially revert the Title of the Trust Estate in favor of the Trustor.

By means hereof, the Primary Beneficiary hereby certifies that each and every one of the conditions required for the termination of the Trust Agreement have been entirely complied with by virtue of the fact that the Guaranteed Obligations have been paid and satisfied.

Sincerely,

GE CF México, S.A de C.V.

By:__________________

Name:

Title:

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Exhibit “D”

DISTRIBUTION NOTICE

[DATE]_____________________

ATTENTION: Lic. Mario Esquivel Perpuli and/ or

Lic. Nabor Medina Garza

Gentlemen:

We make reference to the Irrevocable Transfer of Title and Guaranty Trust Agreement number 1297 (Contrato de Fideicomiso Irrevocable Traslativo de Dominio Y Garantia Numero 1297) (hereinafter the “Trust Agreement”) that for the benefit of GE CF (hereinafter the “Primary Beneficiary”), was executed on July 25, 2012, by Nexus Magneticos, S.A. de C. V., as Trustor A and Secondary Beneficiary (hereinafter “Trustor A” or “Secondary Beneficiary A”), Jefferson Electric, Inc., as Trustor B and Secondary Beneficiary B (hereinafter “Trustor B” or “Secondary Beneficiary”), GE CF Mexico, S.A. de C.V. as Primary Beneficiary and Invex, Multiple Banking Institution, Invex Financial Group, as Trustee (hereinafter the “Trustee”). The capitalized terms used herein and not expressly defined herein, shall have the meaning set forth in the Trust Agreement.

Pursuant to that provided for in paragraph (b) of Clause Twelve of the Trust Agreement, the undersigned hereby certifies that:

(i)	An Event of Default has occurred pursuant to the terms provided for in the Trust Agreement, consisting of:

[Include a detailed description of the Event of Default]
(ii)	The undersigned has declared the Loan due and payable pursuant to the terms of the Loan Agreement.

Consequentilly, the Primary Beneficiary hereby instructs the Trustee that pursuant to the Trust Agreement, it immediately proceed to initiate the procedure for carrying out the sale and distribution of the Trust Estate as provided for in Clause Twelfth of the Trust Agreement.

Pursuant to the terms in Clause Twelfth, the outstanding balance of the Guaranteed Obligations, including the respective charges, whether interest, commissions or expenses, generated to date are $______.

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The Trustee is requested to issue the Trustee’s Notice, in which it indicates that it has received the Distribution Notice from the Primary Beneficiary, with a copy attached, and instructs the Trustor and the Secondary Beneficiary to deliver the physical possession to [*] and place at the disposal of such person each and every one the Trust Assets that make up the Trust Estate no later than 45 (forty-five) calendar days after the termination of Definite Term, therefore [*] will continue in its capacity as depository for such purposes.

Lastly, pursuant to the terms of subsection (f) of Clause Twelfth of the Trust, the Primary Beneficiary designates as Designated Assets the assets described in the document attached hereto as Exhibit “A”.

Sincerely,

GE CF de México, S.A. de C.V.

By:____________

Name:____________

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EXHIBIT “E”

DOCUMENT THAT CONTAINS THE TEXT OF THE EXTRAJUDICIAL SALE AND
DISTRIBUTION PROCEDURE SIGNED BY THE TRUSTOR

(a) Pursuant to article 403 of the Law, the parties hereby expressly and irrevocably agree that at any time that a continuing Event of Default occurs, (after the expiration of the applicable cure period available to cure the Event of Default, in accordance with the Loan Agreement) and Trustee has received a Distribution Notice in accordance with this Agreement, Trustee shall proceed with the extra-judicial sale and distribution of all of the Trust Assets in accordance with the procedure described in this Article.

(b) The Distribution Notice shall include the outstanding payment due on the Loan, including its accessories, whether interest, commissions, expenses or other amounts which are due and payable in accordance with the Loan and which have been incurred up to the date of the Distribution Notice (the date that the Distribution Notice is delivered to Trustee shall hereinafter be referred to as the “Notice Date”), as well as a description of the breach or breaches of the Loan by Trustor and a description of the Designated Assets (as such term is defined herein below).

(c) Trustor shall pay Trustee, in advance, the reasonable amounts required by such, to pay the costs and expenses that Trustee must pay in order to conduct the execution procedure described in this article, to conduct the sale of the Trust Assets. Upon non-payment by Trustor, the Primary Beneficiary shall pay such amounts, and in the event that there are not sufficient funds, Trustee may abstain from implementing such procedure. Under no circumstance shall Trustee cover the aforementioned costs and expenses with its own resources. For such purposes, Trustee shall send a notice to Trustor and the Primary Beneficiary, specifying the amount required by the Trustee in order to pay such items. Trustee shall register and retain proof or receipts or other evidence of the expenses incurred. Any amount paid by and of the aforementioned Parties shall be deducted from the amount obtained from the sale of the Trust Assets and paid to the respective party.

(d) The Primary Beneficiary will be entitled, at any time (following the delivery of a Distribution Notice), by means of a written notice delivered to Trustee (each such notice, a “Suspension Notice”), to instruct Trustee to suspend, in whole or in part, and with as much diligence as possible, the procedure for the extrajudicial sale and distribution of the Trust Estate initiated pursuant to such Distribution Notice, provided, however, that such suspension shall cease to be effective, in whole or in part, from the date Trustee receives from the Primary Beneficiary, one or more instructions in writing (each such notice, a “Continuation Notice”) instructing Trustee to continue, in whole or in part, with the suspended procedure for the extrajudicial sale and distribution of the Trust Estate.

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Once Trustee receives the corresponding Continuation Notice, Trustee shall continue with the procedure for the extrajudicial sale and distribution of the Trust Estate in accordance with this Special Section and the written instructions of the Primary Beneficiary.

(e) Trustee shall give written notice to Trustor (the "Trustee Notice"), with copy to the Primary Beneficiary, indicating that it has received a Distribution Notice and attach a copy of the same, as soon as possible but in any event no later than the Business Day immediately following the date on which the Trustee receives the Distribution Notice by means of a notary public, public courier or via voluntary jurisdiction at those addresses indicated in Article Eighteenth of this Agreement. Additionally, in the Trustee Notice, Trustee shall instruct Trustor to deliver the physical possession and/or to put it at the disposition of the person designated by the Primary Beneficiary in the Distribution Notice, each and every one of the Trust Assets that make up the Trust Estate no later than forty-five (45) calendar days following the expiration of the Definite Term (as such term is defined herein below). The person that has been designated by the Primary Beneficiary for the purposes indicated herein, shall be the depositary of the Trust Assets. Within 3 (three) Business Days after the date the Trustor receives the Trustee Notice (or the date on which the publication referred to in the last paragraph of this subsection (e) was conducted) (the "Definite Term"), Trustor shall be entitled to present documentation demonstrating to the satisfaction of the Trustee and the Primary Beneficiary, (i) that it has cured and/or has complied with the obligations giving rise to the Event of Default described in the Distribution Notice attached to the Trustee Notice and to present written proof to the Primary Beneficiary, and/or (ii) compliance with the full payment of the amount due in the manner and pursuant to the terms agreed upon in the Loan Agreement and/or (iii) submit to Primary Beneficiary (and to the Trustee) documentation to verify the renewal, extension of time or temporary waiver of the obligation(s) which gave rise to the Event of Default or, alternatively, deliver to the Trustee the amount indicated in the Distribution Notice (such notice, a "Notice of Compliance").

If the Definite Term expires and the Event of Default continues without the Trustor delivering to Trustee and the Primary Beneficiary a Notice of Compliance, the Trustor shall comply with the instructions issued by the Trustee in the Trustee's Notice, in accordance with the preceding paragraph.

If Trustor conducts acts or omissions or prevents or hinders in any way delivery of the Trustee’s Notice by Trustee, so that Trustee is prevented from delivering such, Trustee shall give notice of the Trustee’s Notice by means of publication as soon as possible, in a notice in the newspaper "Reforma" or a notice in the newspaper "El Informador" or in the Official Daily Gazette of the Federation, or if such newspapers cease to be published, in any of the major newspapers in Mexico City, Federal District.

(f) Once the Trustor delivers such Trust Assets that make up the Trust Estate, Trustee shall proceed as directed in writing by the Primary Beneficiary for such purposes, with the extrajudicial sale, for consideration, of all or part of the Trust Estate, as such assets are specifically designated by the Primary Beneficiary in the Distribution Notice (the "Designated Assets"). In connection with such sale, the Trustee shall, upon receipt of the corresponding Distribution Notice from the Primary Beneficiary, proceed as follows:

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(i)	The Primary Beneficiary shall first deliver to the Trustee, without the intervention of Trustor, a list of potential purchasers of the Designated Assets.

(ii) Trustee shall, in accordance with written instructions from the Primary Beneficiary, privately deliver a notice of sale for the auction of the Designated Assets to prospective purchasers indicated by the Primary Beneficiary (a "Notice of Sale"). The Notice of Sale shall be delivered by Trustee as soon as possible but no later than 10 (ten) Business Days prior to the expected date of the auction. The Notice of Sale shall be prepared substantially in terms of the form attached hereto as Exhibit "F" and shall indicate, among other things, the place and time that the auction will be held, the Reference Price (as defined in the following paragraph), and establish that the sale is the result of the extrajudicial sale and distribution of the Trust Estate pursuant to the terms of this Agreement.

The Reference Price stated in the Notice of Sale (hereinafter the "Reference Price") shall be in Dollars and will be determined by an expert appraiser approved by a lending institution designated by the Primary Beneficiary by means of an appraisal reflected in Dollars, of the Designated Goods that make up the Guaranty Trust. Once the Trustee receives the Reference Price of the Designated Assets, the Trustee shall notify the Trustor and the Primary Beneficiary. The cost of such appraisal shall be borne by the Trustor or, if applicable, the Primary Beneficiary in terms of subsection (c) above.

(iii) Also, the Notice of Sale shall provide that (i) any person interested in participating in the auction shall deposit with the Trustee an amount at least equal to 10% (ten percent) of the Reference Price set out in the Notice of Sale, by means of certificates of deposit issued by authorized credit institutions, at least 2 (two) Business Days prior to the date of the auction (the "Deposit"), (ii) any bid shall not be accepted or considered valid unless the Deposit is established in the terms and within the period referred to above, and (iii) the bids of participants must be at least equal to the applicable Reference Price. The Trustee, upon prior instructions from Primary Beneficiary, shall transfer the Designated Assets in favor of the bidder who has offered the highest bid (the "Highest Bidder"), which in any case must be at least an amount equal to the applicable Reference Price. In case two or more persons have submitted equal bids and they are the highest bids, the Primary Beneficiary in its discretion shall designate a person to whom the Trustee will transfer the Designated Assets and such will be considered, for this purpose, as the Highest Bidder.

(iv) The Highest Bidder shall pay to the Trustee (in immediately available funds), the balance of its bids (which in any case must be at least equivalent to the applicable Reference Price) at the time that the transfer of the Designated Assets are transferred to the Highest Bidder pursuant to applicable law. In the event that the transfer of the Designated Goods is not carried out for any reason attributable to the Highest Bidder, (x) the Highest Bidder will lose the Deposit delivered to the Trustee for the benefit of the Trust Estate; and (y) the Trustee will sell the Designated Assets in accordance with the instructions of the Primary Beneficiary, to the next Highest Bidder, to the extent that its bid is at least equal to the applicable Reference Price. This paragraph (iv) must be transcribed word for word in the Notice of Sale.

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(v) In the event that the Trustee is unable to carry out the sale of the Designated Assets in the first auction, then, in accordance with written instructions from the Primary Beneficiary, the Trustee shall deliver to prospective purchasers of the Designated Assets, who shall be designated by the Primary Beneficiary in terms of subsection (f) (i) above. The original Reference Price in the Notice of Sale will be reduced by 2.5% (two point five percent) every 60 (sixty) calendar days in case the sale is not conducted. In this regard, the corresponding Notice of Sale shall provide that the Trustee shall not offer the Designated Goods for less than the reduced Reference Price, as appropriate (upon receiving an offer from a good faith purchaser). If within a period of 12 (twelve) months, there shall be a new assessment, in Dollars, of the Designated Assets that constitute the Guaranty Trust, by an expert appraiser authorized by a lending institution designated by the Primary Beneficiary. The value provided by the new appraisal will be considered, for all purposes, as the Reference Price. Once the Trustee receives the new Reference Price of the Designated Assets, it shall notify Trustor and the Primary Beneficiary. If the Reference Price is adjusted so that it is equal to or less than the balance of the Guaranteed Obligations and accessories, the Primary Beneficiary shall have the right to ask Trustee to adjust the Designated Assets pertaining to the Guaranty Trust to pay the balance of the Guaranteed Obligations and accessories. The second or subsequent Notices of Sale for the Designated Assets shall be given in accordance with and subject to the provisions of paragraphs (i), (ii), (iii) (iv) and (v) of this subsection (f).

(g) The contract of sale to be entered into by and between Trustee and the Highest Bidder who will acquire all of the Trust Assets, or where appropriate, the Designated Assets, must establish that payment of the price shall be in Dollars and shall be made upon execution.

The amounts received by the Trustee for the sale of all of the Trust Assets or, where applicable, the Designated Assets, which constitute the Guaranty Trust shall be applied as follows: (i) first to the payment of any and all taxes that are generated from such transfer, (ii) second to the outstanding trust fees, in accordance with the provisions of Article Fifteenth of the Agreement, (iii) third, to payment or reimbursement of costs of implementation of the Guaranty Trust, (iv) fourth, to pay the amount indicated by the Primary Beneficiary in the Distribution Notice, which, once made, shall release Trustor from the Guaranteed Obligations whenever the amount of resources obtained from the sale and distribution of the Guaranty Trust are sufficient to liquidate the Guaranteed Obligations, being that if they were insufficient, Trustor A would not be released from the Secured Obligations under the Loan Agreement; and (v) fifth, the remainder of the funds obtained from the sale and distribution of the Guaranty Trust shall be returned to Trustor in relation to the assets transferred to this Trust.

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(h) It is expressly agreed between the Parties in the event that the proceeds from the sale of the Trust Estate are not sufficient to fully cover the Guaranteed Obligations or any other amount owed to the Primary Beneficiary or Trustee under this Agreement, including without limitation, any fees and expenses incurred by the Primary Beneficiary or Trustee in connection with this Agreement or in connection with the sale of the Trust Estate, the Primary Beneficiary and the Trustee expressly reserve any and all rights which they may have to exercise to receive full payment of any such amounts.

(i) The Trustor agrees to perform or cause to be carried out, all acts or initiate any and all procedures necessary or convenient in order for the Trustee (acting in accordance with written instructions from the Primary Beneficiary) to carry out the extrajudicial sale and distribution of the Trust Estate (or any part thereof) in the manner provided in this article. The Grantor further agrees to perform or cause to be carried out all acts necessary or appropriate to expedite the sale, assignment or transfer of all or any part of the Trust Estate, and to execute and deliver any documents and take any other action that the Trustee (acting under the instructions of the Primary Beneficiary) or the Primary Beneficiary deems necessary or desirable for the purpose of such sale, assignment or transfer to be is made in accordance with applicable law.

(j) Being that the Secured Obligations consist of monetary obligations denominated in Dollars, for payment of such Secured Obligations, the proceeds of the extrajudicial sale and distribution of the Trust Estate or any portion thereof must be received in Dollars.

In accordance with the provisions of Article 403 (four hundred and three) of the General Law of Instruments and Credit Operations, the Parties signed the text of this Special Section in a separate document, in addition to signing this Agreement, expressing their express consent and irrevocable instruction to the Trustee to follow the procedure for extrajudicial sale and distribution of the Trust Estate under this Special Section.

THE TRUSTOR A AND SECONDARY BENEFICIARY A:

NEXUS MAGNETICS DE MEXICO, S.DE R.L. DE C.V.

___ /s/ Francisco José Peña Valdés___

By: Francisco José Peña Valdés

Title: Attorney In-Fact

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THE TRUSTOR B AND SECONDARY BENEFICIARY A:

JEFFERSON ELECTRIC, INC.

___ /s/ Francisco José Peña Valdés___

By: Francisco José Peña Valdés

Title: Attorney In-Fact

THE PRIMARY BENEFICIARY:

GE CF MEXICO, S.A. DE C.V.

By:__/s/ Pedro Jose Isla Trevino___

Name: Pedro Jose Isla Trevino

Title: Attorney In-Fact

THE TRUSTEE:

BANCO INVEX, S.A. MULTIPLE BANKING INSTITUTION,

INVEX FINANCIAL GROUP, TRUSTEE

By: __/s/ Nabor Medina Garza ___

Name: Nabor Medina Garza

Title: Fiduciary Delegate

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EXHIBIT “F”

Irrevocable Transfer of Title and Guaranty

Trust Agreement No. No. 1297

Form of Notice of Sale]

[on Letterhead of Trustee]

Notice of Sale for Private Offer

[First] Auction

On [insert date of auction] at [__:__p.m./a.m.], in [insert place of auction], the assets described below will be privately sold:

[Include a detailed description of the Designated Assets] (the “Designated Assets”)

This private auction is the result of a foreclosure procedure set forth in the Irrevocable Transfer of Title and Guaranty Trust Agreement 1297 (Contrato de Fideicomiso Irrevocable Translativo de Domino y de Garantia No. 1297) dated July 25, 2012 for the Benefit of GE CF Mexico, S.A. de C.V. (hereinafter the “PRIMARY BENEFICIARY”) was executed on July 25, 2012 by Nexus Magneticos de Mexico, S.A. de C.V. as TRUSTOR “A” and SECONDARY BENEFICIARY “A” (hereinafter “TRUSTOR A” or “SECONDARY BENEFICIARY A”) Jefferson Electric, Inc, as “TRUSTOR B” and SECOND BENEFICIARY “B” (hereinafter the “TRUSTOR B” or “SECONDARY BENEFICIARY B”) GE CF, MEXICO, S.A. DE C.V. as Primary Beneficiary and Banco Invex, Multiple Banking Institution, Trustee as Trustee (hereinafter the “TRUSTEE”).

The private auction will be carried out in accordance with the extrajudicial foreclosure procedure set forth in the Special Section of Clause Twelve of the Trust Agreement.

The Reference Price for the sale of the Designated Assets is the amount of $[_____].00([_____] dollars, lawful currency of the United States of America]) (the “Reference Price”), provided, however, that the interested participants shall deliver to the Trustee, at the address set forth in the preamble of the Notice of Sale, at least 2 (two) business days prior to the date of the bid process:

a)                  a written document with the following information: (i) name of the person or legal entity submitting the bid; (ii) its tax identification registry number; (iii) address; (iv) nationality; and (v) amount of bid; and

b)                  a certificate of deposit issued by an authorized credit institution, in favor of the Trustee, in an amount equal to at least 10% (ten percent) of the Reference Price.

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The Trustee shall return the certificate of deposit delivered by any unsuccessful participant, immediately after the auction.

No bid shall be admitted or considered valid except for those that (i) are submitted in the terms and conditions set forth herein; and (ii) are at least an amount equal to the Reference Price. The Trustee shall transfer the Designated Assets to the participant who offers the highest bid (which shall in any event be at least equal to the applicable Reference Price), (hereinafter the Highest Bidder) concurrently with the payment thereof in full in immediately available funds, provided, however, that in the event that (i) two or more participants have made equal bids which are the highest, the Primary Beneficiary at its discretion will designate the participant to which the Trustee will transfer the Designated Assets (a situation that the bidders accept as of the moment that they have carried the actions described in the foregoing subsections (a) and (b), to the participant that will be considered for all purposes to be the Highest Bidder; (ii) in the event the transfer if the Designated Assets is not consumed for causes attributable to such highest bidder, such highest bidder (x) shall forfeit the Deposit delivered to the Trustee for the benefit of the Trust Estate, and (y) the Trustee will, as instructed by the Beneficiary, sell the Designated Assets to the next highest bidder, to the extent its bid is at least equal to the Reference Price, in accordance with Subsection f (IV) of the Special Section contained in Clause Twelve of the Trust Agreement transcribed below:

“The Highest Bidder shall pay to the Trustee (in immediately available funds) the price of its bid (which shall in any event be at least equal to the applicable Reference Price) concurrently with the transfer and delivery of the Designated Assets by the Trustee to the Highest Bidder in accordance with the applicable law. In the event the transfer of the Designated Assets is not consummated for causes attributable to the Highest Bidder: (x) the Highest Bidder shall forfeit the Deposit delivered to the Trustee for the benefit of the Trust Estate, and (y) the Trustee will, as instructed by the Beneficiary, sell the Designated Assets to the next highest bidder, to the extent its bid is at least equal to the applicable Reference Price. This paragraph (iv) shall be transcribed in the Call.”

The Trustee reserves the right, at any time and for any reason whatsoever and without being obligated to express such reasons, to cancel or suspend the private auction referred to herein pursuant to the instructions of the Primary Beneficiary, without any liability whatsoever, in which case the Trustee shall be obligated to return to the participants and certificate of deposit received by the Trustee from each of such participants.

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[Insert date of Notice of Sale]

Sincerely,

THE TRUSTEE:

BANCO INVEX, S.A. DE C. V. MULTIPLE BANKING INSTITUTION,

INVEX FINANCIAL GROUP, TRUSTEE

By: ____________________________________________

Name: [*]

Title: Fiduciary Delegate

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